Exhibit (10)X

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities Exchange Commission.

CREDIT CARD PROGRAM AGREEMENT

by and among

TARGET CORPORATION,

TARGET ENTERPRISE, INC.

and

TD BANK USA, N.A.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

This Credit Card Program Agreement is made as of the 22nd day of October, 2012 (“Effective Date”), by and among TARGET CORPORATION, a Minnesota corporation with its principal offices at Minneapolis, Minnesota, TARGET ENTERPRISE, INC., a Minnesota corporation with its principal offices at Minneapolis, Minnesota (collectively, “Company”), and TD BANK USA, N.A. (“Bank”), a national banking association with its principal offices as of the date hereof at Portland, Maine.

W I T N E S S E T H:

WHEREAS, Bank has established programs to extend credit via private label and co-branded credit cards to qualified customers for the purchase of goods and services;

WHEREAS, concurrently with the execution of this Agreement, Target National Bank and Target Receivables LLC (collectively, “Sellers”), Target Corporation, and Bank are entering into a purchase and sale agreement (the “Purchase Agreement”) pursuant to which Bank shall (a) purchase from Sellers the co-branded and private label consumer credit card accounts and other assets related to the Company co-branded and private label consumer credit card program; and (b) assume from Sellers certain liabilities related to the Company co-branded and private label consumer credit card program, as designated in the Purchase Agreement;

WHEREAS, the parties agree that the goodwill associated with the “Target” mark contemplated for use hereunder is of substantial value which is dependent upon the maintenance of high quality services and appropriate use of the mark pursuant to this Agreement;

WHEREAS, Company and Bank agree to establish the Program as provided herein; and

WHEREAS, simultaneously with the execution hereof, and in consideration for Company’s willingness to enter into this Agreement, The Toronto-Dominion Bank (the “Bank Guarantor”), has executed and delivered to Target Corporation a guaranty (the “Guaranty”) pursuant to which the Bank Guarantor has guaranteed, in full, the obligations and performance of Bank under this Agreement and the Purchase Agreement;

NOW, THEREFORE, in consideration of the terms, conditions and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Bank agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.                                 Generally.

The following terms shall have the following meanings when used in this Agreement; capitalized terms that are not defined herein shall have the meanings assigned to them in the Purchase Agreement:

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

“Account” means a Private Label Account or Co-Branded Account as set forth in this Agreement and includes any Purchased Account; the term “Accounts” means Private Label Accounts and Co-Branded Accounts collectively.

“Account Documentation” means, with respect to any Account, any and all documentation relating to that Account, including all Credit Card Applications, Credit Card Agreements, Credit Cards, Program Privacy Notices, Billing Statements, checks or other forms of payment, electronic payment authorization agreements,  credit bureau reports, adverse action notices, change in terms notices, other notices, correspondence, memoranda, documents, stubs, instruments, certificates, agreements, magnetic tapes, disks, hard copy formats or other computer-readable data transmissions, microfilm, electronic or other copy of any of the foregoing, and any other written, electronic or other records or materials of whatever form or nature, including information relating or pertaining to any of the foregoing to the extent related to the Program; provided, however, that Account Documentation shall not include Company register tapes, invoices, sales or shipping slips, delivery and other receipts or other indicia of the sale of Goods and/or Services.

“Account Terms” means the New Account Terms or Purchased Account Terms, as applicable, as such may be amended from time to time in accordance with this Agreement.

“Acquired Retailer Portfolio” has the meaning set forth in Section 12.1(a).

“Active Account” means, in any monthly billing cycle, an Account, other than a Written-Off Account, which carried a balance or had some purchase, cash advance or payment activity in that monthly billing cycle.

“Affiliate” means, with respect to any Person, each Person that controls, is controlled by, or is under common control with, such Person, except that for the purposes of ARTICLE VI, “Affiliate” shall have the meaning set forth in 12 CFR 40.3(a).  For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding anything herein to the contrary, neither TD Ameritrade Holding Corporation nor any subsidiary of TD Ameritrade Holding Corporation shall be considered an Affiliate of Bank (or an Affiliate of any Affiliate of Bank) for purposes of this Agreement, and each shall be treated as a third party in all respects.

[*]

“Agreement” means this Credit Card Program Agreement, together with all of its schedules and exhibits and, if modified, altered, supplemented, amended and/or restated, as the same may be so modified, altered, supplemented, amended and/or restated from time to time.

[*]

“American Express” means American Express Company and its Affiliates, successors and assigns.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

“Applicable Law” means (i) all federal, state and local laws (including common law), statutes, rules, regulations; (ii) written regulatory guidance, written substantive recommendations, directives, written opinions and interpretations, policies and guidelines of any Governmental Authority; (iii) rulings, injunctions, judgments and orders of any Governmental Authority, and the final outcome of any binding arbitration; and (iv) any written or oral guidance or instructions to a party from a Governmental Authority with jurisdiction over such party,  in each case applicable to the Program, the Accounts, or Bank or Company or their respective Affiliates or assets.  Without limiting the foregoing, following the Closing Date, Bank may exercise its rights and obligations hereunder with respect to Applicable Law in response to the enactment by any Governmental Authority of a change of any of the items referred to in clauses (i) through (iii) that has not yet become effective, but only to the extent that Bank’s actions are (A) taken based on the good faith determination of Bank that such actions are advisable in order to achieve compliance by the expected effective date and (B) being applied consistently to the Bank’s and its U.S. Affiliates’ private label or co-branded (as the case may be) credit card portfolios.

“Applicant” means an individual who has submitted a Credit Card Application for a Credit Card under the Program.

“ASC 860” means FASB Accounting Standards Codification (ASC) Topic 860 (formerly Statement of Financial Accounting Standards (FAS) 140 and 166).

“Assigned Interests” has the meaning set forth in Section 17.3.

“Auditor” has the meaning set forth in Section 4.15(c).

“Bank” has the meaning set forth in the preamble.

“Bank Guarantor” has the meaning set forth in the recitals and includes any successor guarantor under the Guaranty.

“Bank Event of Default” means the occurrence of any one of the events listed in Section 13.1 with respect to Bank, or listed in Section 13.2.

“Bank Executive” has the meaning set forth in Section 3.3.

“Bank Indemnified Parties” has the meaning set forth in Section 16.1.

“Bank Interim Servicing Period” has the meaning set forth in Section 15.1(c).

“Bank Licensed Marks” means the trademarks, tradenames, service marks, logos and other proprietary designations of Bank listed on Schedule A as may be modified from time to time in accordance with Section 9.2(b), together with the tradename of Bank and any successor trademarks, tradenames, service marks, logos and proprietary designations that Bank adopts as successors to those listed on Schedule A.

“Bank Material Adverse Effect” has the meaning set forth in Section 10.2(a).

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

“Bank Matters” has the meaning set forth in Section 3.5(d).

“Bank New Mark” has the meaning set forth in Section 9.2(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any other applicable state or federal bankruptcy, insolvency, moratorium or other similar law, and all laws relating thereto.

“Billing Cycle” means the interval of time between regular periodic Billing Dates for an Account.

“Billing Date” means, for any Account, the last day of each regular period when the Account is billed.

“Billing Statement” means a summary of Account credit and debit transactions for a Billing Cycle, including a statement with only past-due account information, and any other statement subject to Section 226.7, Title 12, Code of Federal Regulations, whether in print or electronic form.

“BIN” has the meaning set forth in Section 2.8(c).

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, on which Company and Bank both are open for business.

“Cardholder” means any individual who is contractually obligated under a Credit Card Agreement; an authorized user of an Account shall be treated as a Cardholder (i) to the extent provided in the Cardholder Service practices, (ii) to the extent cardholder rights are extended to authorized users under Applicable Law, and (iii) as mutually agreed by the parties.

“Cardholder Data” means (i) all Cardholder Lists and (ii) all personally identifiable information about a Cardholder or Applicant received by or on behalf of Bank (including by Company as servicer) in connection with the Cardholder’s application for or use of a Credit Card or Account or otherwise obtained by or on behalf of Bank (including by Company as servicer), including all transaction and experience information collected by or on behalf of Bank (including by Company as servicer) with regard to each purchase charged by a Cardholder using his or her Credit Card.

“Cardholder Indebtedness” means (a) all amounts owing by Cardholders with respect to Accounts, including outstanding loans, cash advances and other extensions of credit, finance charges (including accrued interest), late payment fees, and any other fees, charges and interest on the Accounts, in each case, whether or not posted and whether or not billed; less (b) any credit balances owed to Cardholders, any credits associated with returns,  and any similar credits or adjustments with respect to the Accounts, in each case whether or not posted and whether or not billed.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

“Cardholder List” means any list (whether in hardcopy, magnetic tape, electronic or other form) that identifies or provides a means of differentiating Cardholders, including any such listing that includes the names, addresses, email addresses (as available), telephone numbers or social security numbers of any or all Cardholders.

“Cardholder Service” means the activities of Company as servicer undertaken pursuant to this Program that involve interacting with Cardholders and Applicants with respect to the Program, including the services performed by Company pursuant to Section 4.1 and Section 4.12, but excluding interactions with Cardholders and Applicants in Company’s role as a retailer.

“Change in Applicable Law” means, to the extent occurring after the Effective Date, (a) the enactment or promulgation of a new or modification of an existing provision of Applicable Law; or (b) a decision, order, decree, ruling or opinion of a Governmental Authority containing an interpretation of a provision of Applicable Law, but only to the extent that a party is advised by its counsel that such decision, order, decree, ruling or opinion is binding on or applicable to the Program, Bank or Company.

“Charge Transaction Data” means the transaction information required to authorize, process and settle each purchase of Goods and/or Services charged to an Account and each return of such Goods and/or Services or other adjustment for credit to an Account.

“Clean Up Call Option” means Company’s option to purchase the Existing Receivables if [*]

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Co-Branded Account” means an open-end consumer credit account subject to the Program that settles through the Network and may be used where Network credit cards are accepted.

“Co-Branded Credit Card” means a consumer credit card that bears a Company Licensed Mark and the trademarks, tradenames, service marks, logos or other proprietary designations of the Network and that may be used to access a Co-Branded Account.

“Collections Manager” has the meaning set forth in Section 4.9(a).

“Collections Policies” has the meaning set forth in Section 4.9(b).

“Company” has the meaning set forth in the preamble.

“Company Channels” means all Stores owned or operated by Company or its Affiliates in the United States (including Licensee departments therein to the extent contractually permitted) and all other retail establishments or retail sales channels directed to United States consumers that are owned or operated by Company or its Affiliates or their Licensees and are branded with a Company Licensed Mark or a mark including the Company name, or are otherwise designated

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

as a Company Channel by mutual agreement of the Parties, including mail order, catalog and Internet outlets (including websites operated by Company or its Affiliates).

“Company Core Systems” has the meaning set forth in Section 4.19(a).

“Company Event of Default” means the occurrence of any one of the events listed in Section 13.1 with respect to Company, or listed in Section 13.3.

“Company Executive” has the meaning set forth in Section 3.3(a).

“Company Guest” means any Person who makes purchases of Goods and/or Services.

“Company Guest Data” means all personally identifiable information regarding a Company Guest that is obtained by Company (other than solely in its capacity as servicer) in connection with the Company Guest making a purchase of Goods and/or Services, including all transaction, experience and purchase information collected by Company (other than in its capacity as servicer) with regard to each purchase of Goods and/or Services made by a Company Guest, including the item-specific transaction information collected about Cardholders in connection with any such purchase of Goods and/or Services.

“Company Indemnified Parties” has the meaning set forth in Section 16.2.

“Company Interim Servicing Period” has the meaning set forth in Section 15.3(a).

“Company Licensed Marks” means the trademarks, tradenames, service marks, logos and other proprietary designations of Company or its Affiliates listed on Schedule B as may be modified from time to time in accordance with Section 9.1(b), together with the tradename of Company and any successor trademarks, tradenames, service marks, logos and proprietary designations that Company adopts as successors to those listed on Schedule B.

“Company Material Adverse Effect” has the meaning set forth in Section 10.1(a).

“Company Matters” has the meaning set forth in Section 3.5(c).

[*]

“Company New Mark” has the meaning set forth in Section 9.1(b).

“Company Transaction” means any purchase or return of Goods and/or Services through a Company Channel, including from a Licensee, using an Account.

[*]

“Competing Retailer” means each of the entities identified on Schedule 3.7(a), as amended from time to time by mutual agreement, and each of their Affiliates, and any successor to any such entity or its Affiliates.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

“Compliance Manager” has the meaning set forth in Section 4.6(a).

“Compliance Practices” has the meaning set forth in Section 3.6(a).

“Conversion” has the meaning set forth in Section 15.3(a).

“Confidential Information” has the meaning set forth in Section 11.1(a).

“Credit Card” means a Private Label Credit Card and/or Co-Branded Credit Card, as applicable; the term “Credit Cards” means Private Label Credit Cards and Co-Branded Credit Cards collectively.

“Credit Card Agreement” means each credit card agreement between Bank and a Cardholder governing the use of an Account, including credit card agreements assigned to Bank pursuant to the Purchase Agreement, together with any amendments, modifications or supplements which now or hereafter may be made to such credit card agreement (and any replacement of such agreement).

“Credit Card Application” means the credit application which must be completed and submitted by individuals who wish to become Cardholders.

“Disclosing Party” has the meaning set forth in Section 11.1(d).

“Disclosure Schedule” means, with respect to Company or Bank, a schedule delivered to the other party on or before the date of the Purchase Agreement setting forth, among other things, items the disclosure of which is required under the Purchase Agreement either in response to an express disclosure requirement contained in a provision of the Purchase Agreement or as an exception to one or more of the representations or covenants contained in the Purchase Agreement; provided, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation will not be considered an admission by the disclosing party that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance or that such item has had, or is reasonably expected to result in, a Company Material Adverse Effect or a Bank Material Adverse Effect.

“Discover” means Discover Financial Services and its Affiliates, successors and assigns.

“Dispute” has the meaning set forth in Section 3.5(a).

[*]

“Effective Date” has the meaning set forth in the preamble.

“Enhancement Product” has the meaning set forth in Section 5.4.

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

[*]

“Existing Receivables” means as of any day, the Gross Receivables purchased by Bank on the Closing Date pursuant to the Purchase Agreement that remain outstanding.

“Federal Funds Rate” means the offered rate as reported in The Wall Street Journal in the “Money Rates” Section for reserves traded among commercial banks for overnight use in amounts of one million dollars or more, as published in the most recent Friday edition prior to any required payment or settlement date in which such offered rate is reported, and if such rate is not so reported in any Friday edition of The Wall Street Journal during the thirty day period preceding such required payment or settlement date, such offered rate as reported in another publication reasonably acceptable to the parties.

“Force Majeure Event” has the meaning set forth in Section 17.17.

“GAAP” means accounting principles generally accepted in the United States, consistently applied.

“Goods and/or Services” means the products and services, including financial products and services, sold by or through Company Channels, including delivery services, shipping and handling, and work or labor to be performed for the benefit of Company Guests through the Company Channels.

“Governmental Authority” means any federal, state or local domestic, foreign or supranational governmental or regulatory authority, agency, court, tribunal, commission or other governmental or regulatory entity of applicable jurisdiction, including the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the Bureau of Consumer Financial Protection and the Office of the Superintendent of Financial Institutions (Canada).

“Gross Receivables” has the meaning set forth in the Purchase Agreement.

“Guaranty” has the meaning set forth in the preamble.

“Incidental Company Channels” means Company Channels, including Stores, which are secondary or supplemental to Company’s primary general merchandise retail strategy, including (i) physical locations in existence for a period of less than six months (e.g., a temporary or “pop-up” store); (ii) supplemental retail outlets that are not connected to Company’s primary authorization and settlement system (e.g. Licensee- or third-party-operated websites, Licensee-operated departments within Stores); (iii) Company retail strategies that are other than general merchandise (e.g. Target Commercial Interiors); and (iv) limited-time, limited-scope, or pilot retail strategies in which Company may participate from time to time.

“Indemnified Party” has the meaning set forth in Section 16.3(a).

“Indemnifying Party” has the meaning set forth in Section 16.3(a).

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

“Independent Appraiser” means a nationally recognized investment banking firm, valuation firm or firm of independent certified public accountants of recognized standing that is experienced in the business of appraising credit card businesses or receivables, and that is not an Affiliate of Company or Bank, as applicable, and that is not either party’s principal auditor.

“Initial Term” has the meaning set forth in Section 14.1.

“Inserts” has the meaning set forth in Section 5.3(a).

“In-Store Payment” means any payment on an Account made in a Store by a Cardholder or a person acting on behalf of a Cardholder.

“Intellectual Property” means, on a worldwide basis, other than with respect to Company Licensed Marks, Bank Licensed Marks, Cardholder Data and Company Guest Data, any and all: (i) rights associated with works of authorship, including copyrights, moral rights and mask-works; (ii) trademarks and service marks and the goodwill associated therewith; (iii) trade secret rights; (iv) patents, designs, algorithms and other industrial property rights; (v) other intellectual and industrial property rights of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and (vi) applications, registrations, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

“Interim Servicing Period” means the Company Interim Servicing Period or the Bank Interim Servicing Period, as applicable.

[*]

“Key Employees” has the meaning set forth in Section 2.7.

“Key Program Management Resources” has the meaning set forth in Section 3.2(b).

“Knowledge” means, with respect to either Company or Bank, the actual knowledge of (i) such party’s Program Executive, (ii) the General Counsel or Chief Financial Officer of any entity comprising such party, (iii) in the case of Company, the General Counsel of Company’s Financial and Retail Services division and (iv) in the case of Bank, the General Counsel of Bank Guarantor, in each case after due inquiry.

“Launch Plan” has the meaning set forth in Section 2.1(b).

“LIBOR” means the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 Page or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time.

“Losses” has the meaning set forth in Section 16.1.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

“Licensee(s)” means any Person(s) authorized by Company or any of its Affiliates to operate in and sell Goods and/or Services from Company Channels or under the Company Licensed Marks.

“LOC” has the meaning set forth in Section 13.4(b).

“MasterCard” means MasterCard Incorporated and its Affiliates, successors and assigns.

“Network” means Visa, MasterCard, American Express, Discover, and their respective payment systems, or any other mutually agreed upon payment system and payment system operator, as determined in accordance with Section 2.8, supporting the authorization, clearing and settlement of transactions in which Co-Branded Cards are tendered in payment.

[*]

“Network Rules” means the bylaws, procedures, rules and regulations of the Network, as applicable to the Program.

“Network Transaction” means a purchase, return, cash advance, or other form of transaction using a Co-Branded Account other than in a Company Channel.

“New Account Terms” has the meaning set forth in Section 2.3(a).

“Nominated Purchaser” has the meaning set forth in Section 15.2(a).

“Non-Personally Identifiable Information” means Information that does not identify a consumer, such as aggregate information or blind data that does not contain personal identifiers such as account numbers, names, or addresses.

“OCC” means the Office of the Comptroller of the Currency.

[*]

“Other Party” has the meaning set forth in Section 4.15(c).

“Payment Card Industry Data Security Standards” means the Payment Card Industry Data Security Standards maintained by the PCI Security Standards Council, LLC, or any successor organization or entity.

“Payment Channel” has the meaning set forth in Section 4.8(b).

“Person” means and includes any individual, partnership, joint venture, corporation, company, bank, trust, unincorporated organization, or any Governmental Authority.

“Previously Disclosed” means, with respect to Company or Bank, information set forth in a Disclosure Schedule, whether in response to an express informational requirement or as an exception to one or more representations or covenants.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

“Private Label Account” means an open-end consumer credit account subject to the Program that settles directly between Company and Bank and may be used only in Company Channels.

“Private Label Credit Card” means a consumer credit card that bears a Company Licensed Mark and may be used to access a Private Label Account.

“Program” means the consumer credit card program established by Company and Bank and made available to Cardholders as provided herein, including the origination of new Accounts by Bank, the extension of credit on Accounts by Bank, all Cardholder Service and Account management activities (including billings and collections), accounting between the parties, and all other aspects of the customized credit plan specified herein and in Credit Card Agreements.

“Program Assets” means the Accounts (including Accounts written off and not sold prior to the Termination Date), Account Documentation, Cardholder List, Cardholder Data, all Cardholder Indebtedness, and all rights, claims, credits, causes of action and rights of set-off against third parties to the extent relating solely to the Accounts (in each case, whether held by Bank, Company or a third party, but excluding any rights under agreements not being assigned to Company or its Nominated Purchaser).

“Program Executives” means Company Executive and Bank Executive.

“Program Manager” has the meaning set forth in Section 3.2(a).

“Program Materials” has the meaning set forth in Section 4.4(a).

“Program Privacy Notice” means the disclosure to be provided by Bank to Cardholders of Bank’s privacy policies and practices in connection with the Program, as required by Section 503 of the Gramm-Leach-Bliley Act and other provisions of Applicable Law, the initial form of which is attached hereto as Schedule 6.2(b) hereto.

“Program Purchase Date” has the meaning set forth in Section 15.2(c).

[*]

“Program Website” has the meaning set forth in Section 4.10.

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchase Notice” has the meaning set forth in Section 15.2(b).

“Purchase Option” has the meaning set forth in Section 15.2(a).

“Purchased Accounts” means the Private Label Accounts and Co-Branded Accounts existing as of the Closing Date and purchased by Bank pursuant to the Purchase Agreement.

“Purchased Account Terms” has the meaning set forth in Section 2.3(b).

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

“Receiving Party” has the meaning set forth in Section 11.1(d).

[*]

[*]

“Relevant Laws” has the meaning set forth in Section 4.17.

“Renewal Term” has the meaning set forth in Section 14.1.

“Requesting Party” has the meaning set forth in Section 4.15(c).

[*]

“Restricted Party” has the meaning set forth in Section 2.7.

“Risk Management Policies” has the meaning set forth in Section 4.5(b).

“Risk Manager” has the meaning set forth in Section 4.5(a).

[*]

“Second Look Program” has the meaning set forth in Section 2.5(f).

“Sellers” has the meaning set forth in the recitals.

“Sensitive Data” means personal information regarding Cardholders, customers, employees and other natural persons; source code or other proprietary technical data (or data or information describing such technical data or a party’s proprietary systems); data identified pursuant to Applicable Law as requiring control procedures; and other similarly sensitive data which commercially reasonable security procedures would dictate require special handling and control procedures.  For the avoidance of doubt, Sensitive Data includes Cardholder Data and Company Guest Data.

“Service Level Failure” has the meaning set forth in Schedule 4.13(a).

“Service Level Standards” has the meaning set forth in Section 4.13(a).

[*]

“Silos” has the meaning set forth in Section 17.4.

“SLA Control Period” has the meaning set forth in Schedule 4.13(a).

“Solicitation Materials” means documentation, materials, artwork, copy, brochures or other written or recorded materials, in any format or media (including television and radio), used

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

to promote or identify the Program to Cardholders and potential Cardholders, including direct mail solicitation materials and coupons.

“Store” means a physical location branded with a Company Licensed Mark.

“Term” means the Initial Term and any Renewal Term.

“Termination Date” means (a) if Company exercises its Purchase Option, the later of (i) the date of expiration of the Term pursuant to Section 14.1 (or the effective date contained in any notice of termination pursuant to Section 14.2 or Section 14.3, if applicable), and (ii) the Program Purchase Date, or (b) if Company does not exercise its Purchase Option, the later of (i) the date of expiration of the Term pursuant to Section 14.1 (or the effective date contained in any notice of termination pursuant to Section 14.2 or Section 14.3, if applicable) and (ii) the date that Company delivers written notice to Bank of its election not to exercise its Purchase Option (or the date that the Purchase Option expires in accordance with the terms of this Agreement without having been exercised, if applicable).

“Trademark Style Guide” means any rules governing the manner of usage of trademarks, tradenames, service marks, logos and other proprietary designations.

“Transaction” means any Company Transaction or Network Transaction.

“Trigger Event” has the meaning set forth in Section 13.4(b).

“UCC” means the Uniform Commercial Code, as in effect from time to time in the State of New York or any other applicable jurisdiction.

“United States” means the fifty states of the United States, the District of Columbia, the Commonwealth of Puerto Rico, and any territory or possession of the United States or any political subdivision thereof.

“Value Proposition” means the primary Company loyalty, promotional or reward program offered to Cardholders in respect of Company Transactions, which as of the Effective Date consists of the provision to Cardholders of a five percent (5%) discount on Company Transactions; provided that the Value Proposition shall be deemed not to include any ancillary benefits Company may offer to Cardholders or Company Guests in addition to such primary benefit associated with such loyalty, promotional or reward program, such as the availability of free shipping on Target.com, the donation of funds to schools designated by Cardholders (known as “Take Charge of Education”), or the ability of Cardholders to earn shopping discounts based on purchases of prescriptions (known as “Pharmacy Rewards”).

“VIE” has the meaning set forth in Section 17.4.

“Visa” means Visa Inc. and its Affiliates, successors and assigns.

“Written-Off Account” has the meaning set forth in the Purchase Agreement.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Section 1.2.                                 Interpretation.

As used herein,

(a)                           all references to a plural form shall include the singular form (and vice versa),

(b)                           unless otherwise specified, all references to days, months or years shall be deemed to be preceded by the word “calendar,”

(c)                            all references to “herein,” “hereunder,” “hereinabove” or like words shall refer to this Agreement as a whole and not to any particular section, subsection or clause contained in this Agreement,

(d)                           all references to “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation,” and

(e)                            all references to Applicable Laws, Network Rules or agreements shall mean such Applicable Laws, Network Rules or agreements as amended and in effect.

ARTICLE II

ESTABLISHMENT OF THE PROGRAM

Section 2.1.                                 General; Launch Plan.

(a)                           Pursuant to the terms and conditions of this Agreement, Company and Bank shall establish and participate in the Program.

(b)                           Schedule 2.1(b) sets forth an outline of categories of tasks, responsibilities and milestones necessary to complete the launch of the Program.  The parties shall cooperate in good faith and use their respective commercially reasonable efforts to formulate a more detailed and mutually agreeable description of such tasks, responsibilities and milestones, together with the timelines for completing such tasks, responsibilities and milestones, as shall be advisable to ensure that such launch may be completed on a timely basis and without undue disruption of the parties’ respective operations.   Schedule 2.1(b), as modified by mutual agreement as described above, is referred to herein as the “Launch Plan”.  With respect to those tasks that a party must complete or as to which a party must provide assistance in order for the Closing Date to occur, each party shall use its commercially reasonable efforts to complete such tasks or render such assistance within the timeframes established in the Launch Plan.

(c)                            From the Effective Date until the Closing Date, all information regarding Company’s existing co-branded and private label credit card program, including information regarding cardholders thereunder, shall be considered Confidential Information of Company. Bank, its Affiliates, and their respective employees and representatives may use and disclose such cardholder information prior to the Closing Date only in the ordinary course of business in

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

connection with Bank’s purchase of the Purchased Accounts and Existing Receivables, subject to all requirements of Applicable Law.

(d)                           From the Effective Date until the Closing Date, only the following provisions of this Agreement shall be effective, and only to the extent provided therein (or to the extent such applicability is reasonably apparent from the context of such Section, as applicable): ARTICLE I, Section 2.1, Section 2.5, Section 2.7, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 4.4(a), Section 4.5, Section 4.9, Section 4.15(b), Section 4.16, Section 4.19, Section 6.4, ARTICLE IX, ARTICLE X, ARTICLE XI, ARTICLE XIII, ARTICLE XIV, Section 15.1(a)  and ARTICLE XVII (excluding Section 17.1 and Section 17.2).  Without limitation by the foregoing, to the extent the parties’ respective rights or obligations under the foregoing provisions derive from Company’s capacity as servicer or from Bank’s capacity as owner, issuer and creditor with respect to the Accounts and the Cardholder Indebtedness, such rights and obligations shall become effective as of the Closing Date.  For the avoidance of doubt, the parties acknowledge that Company’s Affiliate, Target National Bank, shall have and be entitled to exercise its rights and obligations under Applicable Law as owner, issuer and creditor with respect to the Accounts and the Cardholder Indebtedness prior to the Closing Date.

Section 2.2.                                 Credit Program.

(a)                           Beginning as of the Closing Date, Bank shall originate new Private Label Accounts and issue new Private Label Credit Cards to Applicants that qualify for approval under the Risk Management Policies, and shall extend credit to such new Cardholders subject to the Risk Management Policies and otherwise in accordance with this Agreement.  Bank shall not originate new Co-Branded Accounts, except as mutually agreed upon by the parties.

(b)                           Subject to the Risk Management Policies, Bank shall continue to extend credit to existing Cardholders (and shall continue to offer existing credit lines at a minimum, subject to the Risk Management Policies), through the same type of Credit Card held by the existing Cardholder on the Closing Date (i.e., Co-Branded Credit Card Cardholders will continue to have a Co-Branded Credit Card and Private Label Credit Card Cardholders will continue to have a Private Label Credit Card).  [*]

(c)                            In accordance with the Risk Management Policies, Bank shall have the right, power and privilege to review periodically the creditworthiness of Cardholders to determine the credit limits to be made available to individual Cardholders and whether or not to suspend or terminate credit privileges of any Cardholder.

Section 2.3.                                 Account Terms.

(a)                           Beginning as of the Closing Date, or such later date as shall be agreed by the parties, the terms and conditions for new Accounts (“New Account Terms”) shall be those specified in Schedule 2.3(a).

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(b)                           Following the Closing Date, the terms and conditions for Purchased Accounts (“Purchased Account Terms”) shall continue unchanged from the terms and conditions applicable to such Purchased Accounts prior to the Closing Date except as set forth in Schedule 2.3(b).

(c)                            Either party may propose changes to the Account Terms, and any changes in the Account Terms shall be implemented to the extent mutually agreed or otherwise to the extent provided in accordance with the procedures set forth in Section 3.4 and Section 3.5.

Section 2.4.                                 Change of Ownership; Reissuance of Credit Cards.

(a)                           Change of Ownership.  Unless Bank informs Company that a different procedure with respect to notification of change of ownership of Accounts is required by Applicable Law (in which case Company shall effectuate such other procedure), Company, as servicer for Bank, shall prepare and send via Inserts, Billing Statement messages, mail and/or e-mail (in cases where Cardholders have opted to receive e-mail notifications and such method of notification is permissible under Applicable Law), a change in ownership notice (i) within three (3) months following the Closing Date to any Purchased Account that has been an Active Account within the twelve (12) months prior to the Closing Date, and (ii) within two (2) Billing Cycles following renewed activity on any other Purchased Account that becomes an Active Account after the Closing Date.  The terms and conditions of the Account and/or any amendments thereto shall be included as part of such notices as determined by Bank to be required by Applicable Law.  The form, scope and content of any notifications pursuant to this Section 2.4 and the form and content of any terms and conditions or any amendments thereto shall be as mutually agreed, or to the extent not mutually agreed, as determined in accordance with Section 3.4 and Section 3.5.  [*]

(b)                           Reissuance of Credit Cards.  Unless Bank informs Company that a different procedure with respect to Credit Card reissuance is required by Applicable Law or Network Rules (in which case Company shall effectuate such other procedure), the change of ownership shall be reflected on Co-Branded Credit Cards upon reissuance at expiration of such Co-Branded Credit Cards.  Company shall have no obligation to reissue any Private Label Credit Cards or unexpired Co-Branded Credit Cards to reflect the change of ownership unless [*]; provided, however, that in either case, the parties shall mutually agree on a commercially reasonable schedule for reissuing such Credit Cards.  [*]

Section 2.5.                                 Exclusivity.

[*]

Section 2.6.                                 Mobile Technology.

[*]

Section 2.7.                                 Non-Solicitation.

During the period from the Effective Date through the Termination Date and for a period of [*] thereafter, the officers and employees of each party who are involved in the Program (each

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

a “Restricted Party”) shall not directly or indirectly solicit, induce, recruit or encourage any of the employees of the other party or its Affiliates with whom the Restricted Party shall have had substantive contact through his or her involvement in the Program (such employees, “Key Employees”), to leave their employment, or attempt to solicit, induce, recruit, encourage or hire Key Employees, for the Restricted Party;  provided, however, that such restrictions shall not apply to any solicitation, inducement, recruitment or encouragement of any Key Employee (a) who contacts the Restricted Party in response to a bona fide public advertisement for employment placed by the Restricted Party or its retained placement, referral or recruiting service and not specifically targeted at employees of the other party, (b) whose employment has terminated, subject to applicable restrictions set out in the termination arrangement of such person, (c) who contacts the Restricted Party through referrals made by a placement service which was not directed by the Restricted Party to specifically target employees of the other party, (d) who has had direct and substantive contact with the Restricted Party regarding possible employment opportunities prior to the date hereof, or (e) who contacts the Restricted Party in connection with potential employment without any direct solicitation by such Restricted Party.

Section 2.8.                                 Networks.

[*]

ARTICLE III

PROGRAM MANAGEMENT

Section 3.1.                                 Program Objectives.

In performing its responsibilities with respect to the management and administration of the Program, each party shall be guided by the following Program objectives:

(a)                           To enhance the retail and credit experience of Company Guests;

(b)                           To increase retail sales of Company;

(c)                            To maximize Program profitability and economic returns to both parties while optimizing product value and minimizing operational and funding costs; and

(d)                           To manage the Program in accordance with safe and sound banking practices.

Section 3.2.                                 Program Managers; Other Program Management Resources.

(a)                           Company and Bank shall each appoint one Program manager (each, a “Program Manager”).  The Program Managers shall have substantial experience with retailer private label and/or co-branded credit card programs.  The Program Managers shall exercise day-to-day operational oversight of the Program and coordinate the interactions between Company and Bank.  Company and Bank shall endeavor to provide stability and continuity in the Program Manager positions, but a party shall be entitled to change its Program Manager (with reasonable prior

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

notice to the other party to the extent practicable).  The initial Program Managers for Company and Bank shall be appointed by the respective parties as of the Effective Date.  Unless otherwise set forth in this Agreement, each party may rely on a consent and/or approval provided under this Agreement by the other party’s Program Manager, except for a consent and/or approval (i) required by the express terms of this Agreement to be provided by another individual or (ii) to amend this Agreement.

(b)                           Bank and Company shall make available to the Program the resources identified on Schedule 3.2(b) (collectively, the “Key Program Management Resources”).  Each party shall endeavor to provide stability and continuity in its Key Program Management Resources but shall be entitled to change any members of its Key Program Management Resources.  Each party shall notify the other promptly in the event any of its Key Program Management Resources shall cease to act as such.  Company shall have the opportunity to interview candidates Bank proposes to serve as Key Program Management Resources, and Company may approve or reject such candidates in Company’s reasonable discretion.  Following the approval, Bank shall consider in good faith any issues of concern raised by Company with respect to Key Program Management Resources or other Program management personnel.

(c)                            The parties shall work in good faith to establish by mutual agreement appropriate protocols not inconsistent with the terms of this Agreement to the extent reasonably necessary to facilitate the management of the Program.

Section 3.3.                                 Program Executives.

(a)                           On a quarterly basis, the President of Company’s Financial and Retail Services division, or a successor with equivalent authority and scope of responsibility (“Company Executive”), and TD Bank Group’s Executive Vice President of North American Cards and Merchant Services, or a successor with equivalent authority and scope of responsibility (“Bank Executive”), shall meet to discuss the strategic direction and performance of the Program.  The Program Executives shall monitor and review Program activities, the financial performance of the Program, key portfolio performance data, the activities, terms, features and functionality of competitive programs, the performance of each party’s Program Manager and Key Program Management Resources, and market trends.  Either party may propose changes to the Program, including in connection with maintaining competitiveness of the Program, to the extent that this Agreement contemplates that such changes may be made from time to time in accordance with the procedures set forth in Section 3.4 and Section 3.5.

(b)                           On an annual basis, the Program Executives shall meet for a planning session to review the Program’s business plan for the upcoming year as developed by the Program Managers, discuss Program changes, establish Program priorities, and identify opportunities to share and implement best practices on behalf of the Program.

Section 3.4.                                 Program Changes.

Except as otherwise provided herein, either party may from time to time (i) propose changes to the policies and procedures utilized in the Program, (ii) propose changes to other

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

features of the Program, or (iii) make other proposals affecting the operation or servicing of the Program, in each case to the extent such proposals are not inconsistent with the express requirements of this Agreement (the matters referred to in clauses (i), (ii) and (iii) collectively, the “Program Decision Matters”),  in each case in accordance with the procedures set forth in this Section 3.4[*]

Section 3.5.                                 Program Decisionmaking; Dispute Resolution.

[*]

Section 3.6.                                 Compliance with Applicable Law and Network Rules.

(a)                           The parties each shall comply with the policies, procedures and practices formulated in accordance with this Agreement designed to ensure compliance with Applicable Law and Network Rules with respect to the Program following the Closing Date (the “Compliance Practices”).  Following the Effective Date, Company and Bank shall work together in good faith to establish a set of Compliance Practices to become effective upon the Closing Date that will meet each party’s obligations under Applicable Law and Network Rules.  [*]  The initial Compliance Practices for the Program shall be agreed upon by the parties prior to the Closing Date or, absent such agreement, shall be the compliance practices in effect immediately prior to the Effective Date[*] and as such compliance practices may be further modified in accordance with Section 3.4 and Section 3.5, and shall include, as appropriate, standards for ongoing monitoring for compliance with regulatory requirements, monthly and quarterly account level testing, and regular review and modification of procedures related to the Program in accordance with Section 4.6(b).

(b)                           Company and Bank shall each comply, and shall cause their respective Affiliates having any involvement in connection with the Program to comply, with Applicable Law and Network Rules in all material respects relating to the Program and applicable to them, respectively.  Subject to Section 3.4 and Section 3.5, Company shall implement changes to the Program and Program Materials, as notified to Company by Bank in writing, as required by Applicable Law and Network Rules from and after the Closing Date, or as otherwise required to be implemented as a Bank Matter pursuant to Section 3.5.

(c)                            Bank shall be responsible for (i) identifying any changes in Applicable Law and Network Rules that will affect the Program following the Closing Date because they are or will be binding on Bank or because they are or will be applicable to Company solely as a result of its activities as servicer hereunder and (ii) notifying Company in writing of such changes in a timely manner.

(d)                           Company shall provide Bank reasonable access to Company’s compliance staff, counsel and books and records relating to the operation of the Program as requested by Bank in order to permit Bank to address issues relating to compliance with Applicable Law and Network Rules following the Closing Date, and to obtain information necessary for Bank’s submission of notifications to Governmental Authorities and the Networks as required by Applicable Law and Network Rules.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(e)                            Bank shall provide Company reasonable access to Bank’s compliance staff and counsel in order to address issues relating to compliance with Applicable Law and Network Rules following the Closing Date.

Section 3.7.                                 Firewalls.

(a)                           Except as otherwise approved by Company in writing, Bank’s Key Program Management Resources shall not provide any services to or support for any co-branded or private label credit program that is or may be offered by Bank on behalf of or in association with any Competing Retailer during the period when such an employee is providing services or support to the Program and for a period of [*] after such an employee stops providing services or support to the Program.

(b)                           Bank shall not use any Confidential Information of Company for the benefit of any other payment product program owned or operated by Bank except as expressly permitted in this Agreement.

ARTICLE IV

PROGRAM OPERATION

Section 4.1.                                 Certain Responsibilities of Company as Servicer.

(a)                           In addition to its other obligations set forth elsewhere in this Agreement, the parties agree that, subject to the terms and conditions of this Agreement, Company shall service the Program, and Company’s obligation to provide such servicing shall include, without limitation, the following activities, which shall be performed, in all material respects, as provided in this Agreement and in accordance with Applicable Law and Network Rules, the Risk Management Policies, Collections Policies, and Compliance Practices, and the Service Level Standards, and, to the extent not modified by the terms of this Agreement (including the Applicable Law provisions hereof), such activities shall include all servicing activities provided for the benefit of Target National Bank as of the Effective Date and shall be performed with no less care and diligence than the degree of care and diligence employed by Company and its Affiliates prior to the Effective Date:

(i)                                     process Credit Card Applications in accordance with the Risk Management Policies;

(ii)                                  provide adverse action notices with respect to declined Credit Card Applications;

(iii)                               produce and distribute new, replacement and reissued physical Credit Cards;

(iv)                              process and authorize Transactions;

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(v)                                 prepare, process and mail Billing Statements (including any messages to be printed on Billing Statements), Inserts, the Program Privacy Notice, change in terms notices, and other communications to Cardholders;

(vi)                              (A) process and maintain a record of opt-outs pursuant to the Program Privacy Notice, as well as Cardholder do-not-call, email unsubscribe, and similar requests, in each case to the extent required by Applicable Law and to any further extent that the parties may mutually agree; (B) make such opt-out and contact management records available to Bank; and (C) cooperate with Bank in honoring such opt-outs and contact management requests in a manner compliant with Applicable Law;

(vii)                           process payments on Accounts and handle collection and recovery efforts with respect to Accounts, including, solely to the extent consented to by Bank, selling Accounts that have been written off, in each case in accordance with the Collections Policies and the instructions of or approvals by Bank;

(viii)                        maintain a data processing system for processing Credit Card Applications and servicing Accounts;

(ix)                              provide Account management services in accordance with the Risk Management Policies and Collections Policies, including identifying delinquencies, identifying collection efforts required, implementing collection efforts, and implementing credit-line adjustments, over limit authorizations and Account reactivation, deactivation or cancellation;

(x)                                 maintain call centers [*] and perform Cardholder Service functions, including telephone, e-mail and online Cardholder Service support and granting and processing adjustments, waivers and reversals in accordance with the Cardholder Service practices;

(xi)                              conduct monitoring and testing of all operational functions in accordance with the Compliance Practices;

(xii)                           track and resolve Cardholder complaints related to the Program to the extent required by Applicable Law and as provided by the Cardholder Service practices; report to Bank on a regular periodic basis in accordance with the Compliance Practices regarding material complaints and complaint resolution results; and provide such information regarding particular complaints as Bank may reasonably request from time to time;

(xiii)                        conduct employee training for regulatory compliance and ensure completion in accordance with the Compliance Practices;

(xiv)                       facilitate an annual risk assessment and ongoing third party oversight by Bank to evaluate effectiveness of Company’s compliance program efforts and remediation of any deficiencies;

(xv)                          process credit balance refunds;

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(xvi)                       perform security functions to reduce fraud in the Program due to lost, stolen or counterfeit cards and fraudulent applications;

(xvii)                    implement anti-money laundering and Office of Foreign Assets Control compliance procedures;

(xviii)                 in the event of any disaster affecting the geographic location in which any Cardholders reside, take, in consultation with Bank, such actions Company as servicer reasonably deems necessary to accommodate and assist affected Cardholders, which may include practices such as waiving finance charges and fees and freezing Accounts;

(xix)                       undertake required credit bureau reporting;

(xx)                          maintain a formal third party vendor management program that details selection, contracting and management procedures for material outsourcing relationships and complies with Applicable Law, provide such information to Bank derived from such vendor management program (and such other information as may be reasonably requested by Bank) as shall permit Bank to assess the performance of Program-related operations by Company’s vendors in furtherance of Bank’s vendor oversight obligations relating to the Program in accordance with the requirements of Applicable Law, and otherwise provide reasonable assistance to Bank in its efforts to perform such obligations; in the event that it is determined that (a) any Company vendor is failing to perform its services as required pursuant to its agreements for the benefit of the Program and such failure to perform is likely to have a material impact on the Program-related operations being provided by the Company or (b) the actions or omissions of any Company vendor with respect to the Program are in violation of any requirements of Applicable Law, then Company shall keep Bank reasonably informed with respect to such matters and shall exercise its contractual rights (including termination rights with respect to such vendor) as necessary to remediate such issues;

(xxi)                       conduct sanction screening on Applicants and Cardholders and, in the event that any Applicant or Cardholder appears on the List of Specially Designated Nationals and Blocked Person maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, immediately notify Bank and cooperate with Bank in taking appropriate action under Applicable Law;

(xxii)                    file suspicious activity reports as required by Applicable Law within the time frames required by Applicable Law and notify Bank within twenty-four (24) hours of any failure to file any such suspicious activity report within the required timeframe;

(xxiii)                 file currency transaction reports as required by Applicable Law with respect to any cash transaction involving more than ten thousand dollars ($10,000) within the time frames required by Applicable Law and notify Bank within twenty-four (24) hours of any failure to file any such currency transaction report within the required timeframe;

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(xxiv)                provide Bank data and reports in accordance with Section 4.11; and maintain required data feeds, databases, and systems contemplated by this Agreement to be maintained by Company; and

(xxv)                   in connection with the foregoing, implement such changes to features or operations of the Program administered by Company as servicer as determined pursuant to Section 3.5 or otherwise under this Agreement, and any changes to such features or operations as may be mutually agreed upon by the parties in writing.

(b)                           Company shall maintain adequate levels of appropriately experienced staff (including with respect to compliance, legal matters (including outside law firm support), quality assurance, audit and collections, as needed to carry out its obligations as servicer under this Agreement.

Section 4.2.                                 Certain Responsibilities of Bank.

In addition to its other obligations set forth elsewhere in this Agreement, the parties agree that Bank shall:

(a)                           originate and extend credit on Accounts and fund Cardholder Indebtedness in accordance with the Account Documentation, Risk Management Policies and Compliance Practices;

(b)                           comply with, or direct Company in its capacity as servicer to comply with, the terms of the Account Documentation;

(c)                            settle Company Transactions and Network Transactions in accordance with Section 7.2;

(d)                           provide periodic forecasts of Program performance to Company in support of planning and review processes;

(e)                            maintain required data feeds, databases, and systems contemplated by this Agreement to be maintained by Bank; and

(f)                             in connection with the foregoing, take all actions required to be taken by Bank, consistent with its obligations as issuer and owner of the Accounts under this Agreement, to implement (or to direct the implementation of, as applicable) changes to features or operations of the Program as determined pursuant to Section 3.5 or otherwise under this Agreement, and any changes to such features or operations as may be mutually agreed upon by the parties in writing.

Section 4.3.                                 Ownership of Accounts.

(a)                           Subject to Company’s Purchase Option with respect to Program Assets, Bank shall be the sole and exclusive owner of the Accounts, Cardholder Indebtedness and Account Documentation, and shall have all rights, powers, and privileges with respect thereto as such owner.  All purchases and cash advances in connection with the Accounts and the Cardholder

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Indebtedness shall create the relationship of debtor and creditor between the Cardholder and Bank, respectively.  Bank shall fund all Cardholder Indebtedness on the Accounts.  Company acknowledges and agrees that (i) it has no right, title or interest (except for its right, title and interest in the Company Licensed Marks and the Purchase Option) in or to, any of the Accounts or the Account Documentation related to such Accounts or any proceeds of the foregoing, and (ii) Bank extends credit directly to Cardholders.

(b)                           Except as expressly provided herein, Bank shall be entitled to (i) receive from Company as servicer all payments made by Cardholders on Accounts, and (ii) retain for its account all Cardholder Indebtedness and such other fees and income authorized by the Credit Card Agreements and collected by Bank with respect to the Accounts and the Cardholder Indebtedness.

(c)                            For so long as Company is the servicer of the Accounts and for such additional time as Company has any obligation under this Agreement or Applicable Law by virtue of its acting as servicer to retain the Account Documentation, Company shall hold and retain the Account Documentation following the Closing Date for the sole benefit of Bank, and Bank shall have access to any Account Documentation as it may request from time to time.

Section 4.4.                                 Materials Developed and Used in Connection with the Program.

[*]

Section 4.5.                                 Risk Management.

[*]

Section 4.6.                                 Compliance Managers; Compliance Practices.

(a)                           Company and Bank shall each appoint one compliance manager for the Program (each, a “Compliance Manager”).  The Compliance Managers shall exercise day-to-day operational oversight of the compliance aspects of the Program and coordinate the interactions between Company and Bank with respect thereto.  The Compliance Managers shall discuss any proposed changes to the Compliance Practices and work to resolve any disagreements between the parties regarding any proposed changes to the Compliance Practices.  Company and Bank shall endeavor to provide stability and continuity in the Compliance Manager positions.  Each party may change its Compliance Manager from time to time by notice to the other party, provided that any Compliance Manager must have appropriate compliance experience.  Each party shall consider in good faith any issues of concern raised by the other party with respect to a Compliance Manager.

(b)                           The Compliance Managers shall meet from time to time to review and discuss the Compliance Practices.  [*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Section 4.7.                                 Chargebacks.

[*]

Section 4.8.                                 Payments.

(a)                           Subject to Section 4.14, Company shall, in accordance with Applicable Law, have the exclusive right to effect collection of Cardholder Indebtedness as servicer on behalf of Bank.  Company may direct Cardholders to make payments payable to “Target” in its capacity as servicer or another reference to the brand under which the Credit Cards are offered.  Company will hold all amounts collected solely as agent for and on behalf of Bank, and such amounts shall be the property of Bank, and Company shall have no right or interest therein.

(b)                           In addition to payments made by mail, Company shall accept payments made with respect to an Account (i) in a Store as provided in Section 4.8(c), (ii) online, and (iii) by telephone through the call center (each, a “Payment Channel”).  Each party may propose to add, remove or modify a Payment Channel in accordance with the procedures set forth in Section 3.4 and Section 3.5; provided, however, that Company may stop accepting In-Store Payments upon thirty (30) days prior notice to Bank if accepting In-Store Payments becomes operationally burdensome and Bank may direct Company to stop accepting In-Store Payments upon thirty (30) days prior notice if required by Applicable Law.

(c)                            Company may accept In-Store Payments from Cardholders on their Accounts.  Company shall, as necessary, provide proper endorsements on such items.  Company shall issue receipts for such payments in compliance with Applicable Law.

(d)                           Company shall include applicable payment data related to payments received in any Payment Channel with settlement data as set forth on Schedule 7.2(b).

(e)                            Bank grants to Company a limited power of attorney (coupled with an interest) to sign and endorse Bank’s name upon any form of payment that may have been issued in Bank’s name in respect of any Account.

(f)                             Bank shall not accept payments from Cardholders on their Accounts in any Bank branch or other Bank channel.  If Bank inadvertently receives Cardholder payments, Bank shall bundle any such payments and send them to Company via overnight carrier.

Section 4.9.                                 Collections.

(a)                           Company and Bank shall each appoint one collections manager for the Program (each, a “Collections Manager”).  The Collections Managers shall exercise day-to-day operational oversight of the collections-related aspects of the Program and coordinate the interactions between Company and Bank with respect thereto.  The Collections Managers shall discuss any proposed changes to the Collections Policies and work to resolve any Disputes between the parties regarding collections matters.  Company and Bank shall endeavor to provide stability and continuity in the Collections Manager positions.  Each party may change its Collections Manager

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

from time to time by notice to the other party, provided that any Collections Manager must have substantial experience with consumer credit card collections issues.  Each party shall consider in good faith any issues of concern raised by the other party with respect to a Collections Manager.

(b)                           The parties shall each comply with the policies, procedures and practices for the Program with respect to collections, account closures, charge-offs, recoveries and similar matters (the “Collections Policies”).  Schedule 4.9(b) sets forth changes to Company’s existing collections policies, which changes shall be implemented in accordance with the timeframes established in Schedule 4.9(b).  Following the Effective Date, Company and Bank shall work together in good faith to establish the initial Collections Policies, which shall be agreed upon by the parties prior to the Closing Date or, absent such agreement, shall be the collections policies in effect immediately prior to the Effective Date, modified as set forth in Schedule 4.9(b) and as such collections policies may be further modified in accordance with Section 3.4 and Section 3.5.  Following the Closing Date, each party may propose changes to the Collections Policies from time to time in accordance with the procedures set forth in Section 3.4 and Section 3.5.

Section 4.10.                          Program Website.

Company shall offer a Company-branded webpage or website for Cardholders and potential Cardholders (“Program Website”), included within or accessible by means of links from the Company website, which shall as of and following the Closing Date include substantially the same account management and automatic payment functionality, and contain or be associated with substantially the same material and links, as existed immediately prior to the Effective Date.  For the avoidance of doubt, online Credit Card Application functionality may be discontinued by Bank subject to Section 4.5 or by Company in its reasonable discretion.  Company may implement such additional content and functionality as Company shall determine in its reasonable discretion, subject to Applicable Law and Network Rules, and Bank may propose changes as Bank determines advisable to reflect the implementation of this Agreement.  Changes to the Program Website proposed by Company or Bank shall be mutually agreed or, absent such agreement, but subject to the foregoing requirements, shall be determined pursuant to Section 3.4 and Section 3.5.  Upon the mutual agreement of the parties, and subject to satisfaction of Company’s and Bank’s web linking security and branding standards, there may be hyperlinks from Bank websites to the Program Website and/or from the Program Website to Bank websites.

Section 4.11.                          Reporting.

(a)                           Following the Closing Date, Company shall provide to Bank the reports specified in Schedule 4.11.  From and after the Effective Date, each party shall also provide to the other such data and reports as are reasonably requested by the other party from time to time or as required by Applicable Law and Network Rules.

(b)                           Company shall deliver to Bank accounting data feeds, including data relating to Cardholder Indebtedness, finance charges billed and charge-offs, and other financial and statistical information as may be reasonably requested by Bank for financial reporting purposes, for securitization purposes (subject to Section 17.2), and in connection with the exercise and

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

performance of its rights and obligations under this Agreement, such data feeds and other information to be delivered electronically and in a form to be mutually agreed.  [*]

Section 4.12.                          Cardholder Service.

(a)                           Company shall provide Cardholder Service to Applicants and Cardholders in accordance with practices in effect prior to the Closing Date, as such practices may be modified from time to time subject to Section 4.12(b).  Cardholder Service shall be Company branded to the extent permissible under Applicable Law.  Notwithstanding the foregoing, Bank shall have the right in its reasonable discretion to require Company to implement any actions and make any disclosures required by Applicable Law and Network Rules to protect Bank’s rights and enable Bank to fulfill its obligations as creditor on the Accounts.

(b)                           Bank may propose changes to the Cardholder Service practices in accordance with the procedures set forth in Section 3.4 and Section 3.5.  Company may generally modify or amend the Cardholder Service practices in its reasonable discretion; provided, however that Company shall (i) accurately document such modifications and amendments and shall provide Bank access to records reflecting the practices in effect and any changes thereto from time to time, and (ii) provide Bank with thirty (30) days prior notice of any significant amendments or modifications, including any change in practices with respect to fee adjustments, waivers and reversals.  If Company rejects a modification or amendment to Cardholder Service practices proposed by Bank, or Bank objects to any such change proposed by Company, either party may initiate the dispute resolution procedures set forth in Section 3.5.

Section 4.13.                          Servicing Locations and Standards.

(a)                           Company, on behalf of Bank, shall service all Accounts under the Program in accordance with the terms and conditions of this Agreement, including Section 4.1(a), and the operational, technology and regulatory service level standards set forth in Schedule 4.13(a) (the “Service Level Standards”), with the primary purpose of achieving the Program objectives set forth in Section 3.1.

(b)                           Schedule 4.13(b) sets forth a listing, and identifies the providers, [*] and Bank acknowledges and agrees that Company may in any event continue to service Accounts using such vendors and such countries from which services are performed.  [*].

(c)                            Company and Bank (or their respective subcontractors, as applicable), may jointly monitor and evaluate inbound/outbound telephone contacts that Company has with Cardholders.  Bank may also conduct such monitoring on its own, and Company shall enable Bank to conduct such monitoring on a real-time basis from Company’s facilities in Minneapolis, Minnesota.  Company shall make arrangements to allow Bank to monitor Cardholder Service operations on-site at any time.  Cardholder Service monitoring may be conducted by Bank on any day and at any time during the day or night; provided, however, that such monitoring shall not unreasonably interfere with Company’s normal business operations.

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(e)                            As between Company and Bank, Company shall retain all ownership or control rights in any websites or toll-free telephone numbers used by Company to service the Accounts, and Company shall continue to own or control such websites and, unless otherwise mutually agreed, such toll-free telephone numbers, after the Termination Date.

(f)                             Company as servicer shall use commercially reasonable efforts to perform all necessary security functions to minimize fraud in the Program due to lost, stolen or counterfeit cards and fraudulent applications.

(g)                            Company and Bank shall maintain in force insurance coverage on the terms and conditions set forth on Schedule 4.13(g).

Section 4.14.                          Transfer of Servicing to Bank.

(a)                           General.

(i)                                     Upon mutual agreement by the parties, Company may transfer some or all of the servicing functions to Bank pursuant to a transition plan and other terms and conditions that are mutually agreed upon by the parties in writing.  The parties agree that program economics will be modified to reduce the amount paid to Company hereunder by an amount equal to [*]

[*]

Section 4.15.                          Audits; Regulatory Examination.

(a)                           Until the later of: (i) expiration or termination of this Agreement; and (ii) the date all pending matters relating to this Agreement (e.g., Disputes, tax assessments or reassessments) are closed, each party providing servicing functions hereunder will permit the other party or its agents and the Network (to the extent required by Network Rules) to visit the facilities related to the Program (including the facilities, records and personnel of such party and any Affiliate, subcontractor or other service provider utilized in connection with the servicing functions provided under this Agreement) during normal business hours with reasonable advance notice to inspect, audit and examine the facilities and systems (only to the extent such party is still performing servicing hereunder and in the case of systems solely for purposes of performing such auditing function with respect to such system and not for the purpose of accessing the data files contained in such systems), records and personnel relating to the services performed under this Agreement, and any agreements with the audited party’s Affiliates, subcontractors or service providers shall authorize such access; [*] Notwithstanding the generality of the foregoing, however, a party shall not be required to provide access to systems, books and records to the extent that (i) such access is prohibited by Applicable Law, (ii) such records are legally privileged, or (iii) such records (A) relate to internal strategy of such party and not to the financial performance of the Program, (B) relate to individual employees of Company or Bank or their respective Affiliates, (C) relate to customers or operations of Company or Bank other than with respect to the Program or (D) are operating budgets.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(b)                           Company agrees to allow any Governmental Authority asserting supervisory authority over either party to inspect, audit, and examine the facilities, systems, records and personnel relating to the services performed under this Agreement that are subject to such supervisory authority, including the facilities, records and personnel of any Affiliate, subcontractor or other service provider utilized by Company in connection with the services provided under this Agreement (and any agreements with any such Affiliate, subcontractor or service provider shall authorize such access[*].  Bank shall, to the extent possible and as permitted by Applicable Law or the applicable Governmental Authority, provide Company with reasonable advance notice of any such inspection, audit or examination.  Governmental Authorities (or their respective representatives) have the right to (i) exercise directly the audit rights granted to Bank under this Agreement; (ii) accompany Bank (or Bank’s representatives) when it exercises its inspection rights under this Agreement; (iii) access and make copies of all internal audit reports (and associated working papers and recommendations) prepared by or for Company relating to the services being performed under this Agreement; and (iv) access any findings in the external audit of Company (and associated working papers and recommendations) prepared by or for Company that relate to the Program, subject to the consent of Company’s external auditor.

(c)                            Either party (the “Requesting Party”) may, upon reasonable prior notice to the other party (the “Other Party”), request a review and verification, to be conducted during business hours, as to the accuracy of the reports provided by the Other Party under this Agreement for the prior year, such verification to be conducted by an independent third party chosen by the Requesting Party (the “Auditor”).  The Auditor shall be subject to an obligation to maintain the confidential status of Confidential Information pursuant to a confidentiality agreement in a form customary for such purpose or by its professional obligations.  The Other Party will provide the Auditor access to the data (including any raw data) necessary so as to be able to verify the accuracy of the applicable reports under scrutiny by the Auditor.  Notwithstanding the generality of the foregoing, however, neither party shall be required to provide access to books and records to the extent that (i) such access is prohibited by Applicable Law, (ii) such records are legally privileged, or (iii) such records relate to (A) internal strategy and operating budgets of Company or Bank as the case may be, and not relating to the financial performance of the Program, (B) individual employees of such party or its Affiliates or (C) customers or operations of such party other than with respect to the Program.  [*]

(d)                           For avoidance of doubt, information provided pursuant to this Section 4.15 shall be subject to ARTICLE XI, including Section 11.1(b)(v).

(e)                            If an audit conducted pursuant to this Agreement reveals any error, deficiency or other failure to perform on the part of either party to this Agreement, that party will as soon as reasonably possible following the date on which it becomes aware of such error, deficiency or other failure to perform and, in any event, no later than [*] days following such date, deliver to the other party to this Agreement a corrective action plan that, if followed, will correct the error, deficiency or other failure to perform and execute the plan.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(f)                             Until the later of: (i) seven years after expiration or termination of this Agreement; and (ii) the date all pending matters relating to this Agreement (e.g., Disputes, tax assessments or reassessments) are closed, each party will maintain, and provide reasonable access to the other party of, all data, records, documents and other information relating to the Program and this Agreement.  Either party will be relieved of its obligations pursuant to this subparagraph after the expiration or termination of the Agreement in respect of any data, records, documents and other information if that party: (i) has delivered to the other party a printed (or electronic, in a format which makes the same accessible by the other party) copy of the same; and (ii) has notified the other party in writing that the same will no longer be available through the access referred to in this subparagraph.

Section 4.16.                          Disaster Recovery Plans.

Each of Company and Bank shall maintain in effect a disaster recovery and business continuity plan that is designed to ensure reasonable business continuity of critical functions, and that complies with Applicable Law and the requirements of Schedule 6.4(a).  Each party shall notify the other party of any material changes to its disaster recovery and business continuity plan that may impact the Program.  Each party will test such plan annually and will promptly initiate such plan upon the occurrence of a disaster or business interruption.

Section 4.17.                          Effectiveness of Controls.

(a)                           The parties acknowledge that:  (i) each party’s management and independent auditors are now and/or in the future may be required under the Sarbanes-Oxley Act of 2002 and related regulations and the Federal Deposit Insurance Corporation Improvement Act of 1991 and related regulations (collectively, the “Relevant Laws”) to, among other things, assess the effectiveness of its internal controls over financial reporting and state in its report whether such internal controls are effective; and (ii) because each party has entered into a significant transaction with the other as described in this Agreement, the controls used by the parties (including controls that restrict unauthorized access to systems, data and programs) are relevant to each party’s evaluation of its internal controls.  Having acknowledged the foregoing, and subject to the terms of this Section 4.17, each party hereby agrees to cooperate with the other party and its independent auditor as reasonably necessary to facilitate such party’s ability to comply with its obligations under the Relevant Laws.

(b)                           Company will: (i) maintain an internal controls structure pertaining to the Program in such manner and at such times as is consistent with the practices of well-managed operations performing services substantially similar to Company’s obligations set forth in this Agreement, and (ii) cause to be conducted by a nationally recognized external auditor, as requested by Bank but no more frequently than annually in the case of each item referred to in clauses (A) and (B), (A) SSAE 16 (Type II) SOC 1 audits covering financial controls over not less than a [*] period ending not earlier than August 1 and not later than August 31 (or another mutually agreed upon timeline), and (B) Agreed Upon Procedures in respect of each of its data centers and facilities from which Program services (including back-up or disaster recovery services) are provided, covering IT application and data security controls, including controls related to Payment Card Industry Data Security Standards applicable to the Program.  Prior to conducting audits pursuant

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

to subsection (ii), Company will provide to Bank a description of the controls to be assessed, the in-scope business and technical processes, and the reports to be produced, which, in any event, will include the description and results of such assessments.  Bank may request Company to add to or modify the scope of such assessments and reports if required to fulfill Bank’s control obligations, and Company will comply with such requests.  If a report is anticipated to contain any material deficiency, Company will give Bank notice of such deficiency as soon as reasonably practicable.  Company will deliver the report of each such audit to Bank not later than September 30 of each year (or pursuant to a mutually agreed-upon timeline).  At Bank’s request, any reports, tests or other summaries prepared by such independent audit or testing firm shall be addressed to Bank (in addition to the Company).   [*]  If a report pursuant to this Section contains a deficiency, Company will no later than [*] following the report date, deliver to Bank for review and approval a corrective action plan that, if followed, will correct the error, deficiency or other failure to perform.  Company will execute the plan [*] in accordance with its terms, and conduct such additional follow-up [*].  If a deficiency is deemed significant by Bank in its reasonable judgment, then at Bank’s request additional audit procedures will be conducted [*].  Company will notify Bank in writing promptly upon completion of the remediation.

(c)                            Company will deliver to Bank, not later than November 15 of each year during the term of the Agreement, a certificate (or discussion with management of Company, Bank and Bank’s independent auditors) of the designated officer of Company dated as of November 1 certifying that Company is not aware of any event or condition which evidences a control, security or other deficiency relating to the subject matter addressed in the latest audit report delivered to Bank pursuant to this Section 4.17.  If a report pursuant to this Section contains such a control, security or other deficiency, Company will promptly deliver to Bank a corrective action plan and will immediately and [*] execute the plan in accordance with its terms, and will conduct [*] such additional follow-up audits as may be requested by Bank, acting reasonably, to confirm that the deficiency has been corrected.

Section 4.18.                          Taxes.

[*]

Section 4.19.                          Systems.

(a)                           Existing Company Systems.  Company shall service the Program following the Closing Date by using the accounts receivable, credit, collections, call center and Cardholder Service systems (“Company Core Systems”) existing on the Effective Date, which Company Core Systems may be modified from time to time in accordance with Section 4.19(c) and shall be augmented to the extent necessary to permit Company to perform its obligations as servicer in accordance with this Agreement (including the Service Level Standards required pursuant hereto) and Applicable Law and Network Rules.  Company shall maintain all hardware, software, licenses, systems-related infrastructure, and personnel necessary to use the Company Core Systems to service the Program following the Closing Date in compliance with the requirements of this Agreement (including all Service Level Standards) and Applicable Law and Network Rules.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(b)                           Data Transmission.  Company and Bank shall work together to develop a system for transmitting data and reports to each other in accordance with the requirements of this Agreement and Applicable Law and Network Rules.  The parties shall mutually agree upon the system that will be used and shall develop a plan to implement such system as of the Closing Date.  [*]

(c)                            Changes to Existing Systems.  [*]

(d)                           Systems Interfaces.

(i)                                     Following the Effective Date and prior to the Closing Date, the parties shall identify and set forth on Schedule 4.19(d)(i) the initial systems interfaces that the parties mutually agree will be established as of the Closing Date and sustained between Company and Bank, including the systems interfaces required to pass data between the parties.

(ii)                                  The parties shall maintain these initial interfaces, as well as any additional interfaces defined in the future, and cooperate in good faith with each other in connection with any modifications and enhancements to such interfaces as may be requested by either party from time to time.  The parties shall maintain such systems interfaces so that the operations of Company Core Systems are no less functional than prior to the Effective Date.  Each party agrees to provide sufficient personnel to support the systems interfaces required to be sustained by it in accordance with this provision.  [*]

(e)                            Modifications and Additional Interfaces.  All requests for (i) new interfaces between Company and Bank, (ii) modifications or enhancements to existing interfaces or (iii) termination of existing interfaces shall be subject to mutual agreement by the parties, except as otherwise provided herein, required by Applicable Law or Network Rules following the Closing Date, or determined pursuant to the procedures set forth in Section 3.4 and Section 3.5.  Upon determination that new or modified interfaces will be established, the parties shall work in good faith to establish the requested interfaces or modify, enhance or terminate the existing interfaces, as applicable, on a timely basis.  [*]

ARTICLE V

MARKETING OF THE PROGRAM

[*]

ARTICLE VI

CARDHOLDER AND CUSTOMER INFORMATION

Section 6.1.                                 Customer Information.

(a)                           All sharing, use and disclosure of information regarding Applicants, Cardholders and Company Guests shall be subject to the provisions of this ARTICLE VI.  [*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(b)                           Each party agrees that any unauthorized use or disclosure of Cardholder Data or Company Guest Data would cause immediate and irreparable harm for which money damages would not constitute an adequate remedy.  In that event, the parties agree that injunctive relief shall be warranted in addition to any other remedies a party may have.

Section 6.2.                                 Cardholder Data.

(a)                           As between Bank and Company, Cardholder Data shall be the property of and exclusively owned by Bank.  In its capacity as servicer, Company shall maintain all Cardholder Data and shall provide Bank with full access to Cardholder Data.

(b)                           The initial privacy notice applicable to the Cardholder Data is attached as Schedule 6.2(b), which shall be separate from the privacy notice(s) that Bank maintains for its other portfolios. [*]

[*]

(d)                           Bank shall not disclose, or permit to be disclosed, the Cardholder Data, except as provided in this Section 6.2.  Bank may disclose the Cardholder Data in compliance with Applicable Law, the Network Rules, the Program Privacy Notice and the Credit Card Agreement, solely:

[*]

(e)                            Bank shall not, directly or indirectly, sell, or otherwise transfer any right in or to the Cardholder Data, except (i) with respect to any written off Cardholder Indebtedness, (ii) to any potential third-party purchaser to the extent permitted hereunder, and (iii) to a trustee in connection with a securitization transaction related to the Accounts to the extent permitted hereunder, provided that, such trustee shall be bound by a confidentiality agreement affording protections substantially similar to the confidentiality and use provisions of this Agreement with such modifications as may be customary for confidentiality agreements in connection with such securitizations (and any material modifications shall be submitted for approval of Company, which approval shall not be unreasonably delayed, conditioned or withheld).

(f)                             Subject to Applicable Law, Bank shall provide the information below to Company on a daily basis:

[*]

To the extent that Company, as servicer for Bank, has access to the information Bank is obligated to provide under this Section 6.2(f), the parties acknowledge and agree that Bank shall be deemed to have fulfilled its obligation hereunder.

(g)                            Company shall not use, or permit to be used, Cardholder Data, except as provided in this Section 6.2(g) and subject to the other provisions and procedures of this Agreement, including ARTICLE V and Section 3.5.  Company may use the Cardholder Data and any other

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

information derived from the Cardholder Data in compliance with Applicable Law, the Network Rules and the Program Privacy Notice [*]

(h)                           Company shall not disclose, or permit to be disclosed, the Cardholder Data, except as provided in this Section 6.2(h).  Company may disclose the Cardholder Data in compliance with Applicable Law, the Network Rules, the Program Privacy Notice and the Credit Card Agreement, solely:

[*]

(i)                               With respect to use and disclosure of Cardholder Data following expiration or termination of this Agreement, the following shall apply:

[*]

(k)                           Nothing in this Section 6.2 shall restrict Company’s use of Company Guest Data.

Section 6.3.                                 Company Guest Data.

(a)                           Bank acknowledges that Company gathers Company Guest Data and information about prospective purchasers of Goods and/or Services[*] and that Company has rights to use and disclose such Company Guest Data and information independent of whether such information also constitutes Cardholder Data.  Bank shall cooperate in Company gathering and maintenance of Company Guest Data[*].   As between Company and Bank, all Company Guest Data and all information about actual or prospective purchasers of Goods and/or Services gathered by or for Company will be owned exclusively by Company.  Without limiting Bank’s ownership or other rights in respect of the Cardholder Data, Bank acknowledges and agrees that it has no proprietary interest in the Company Guest Data or other information about actual or prospective purchasers of Goods and/or Services gathered by Company.

(b)                           Bank shall not use, or permit to be used, directly or indirectly, the Company Guest Data except to transfer such data to Company to the extent it is received by Bank and as permitted in this Section 6.3.

(c)                            Bank shall not disclose, or permit to be disclosed, the Company Guest Data except as provided in this Section 6.3.  Bank may disclose the Company Guest Data in compliance with Applicable Law solely:

[*]

(d)                           As of the Termination Date, Bank’s rights to use and disclose the Company Guest Data other than as set forth in Section 4.15, above, shall terminate.  Promptly following the Termination Date, Bank shall return or destroy all Company Guest Data and shall certify such return or destruction to Company upon request.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Section 6.4.                                 Cardholder Data Security.

With respect to the Program, from and after the Effective Date, Company and Bank shall, each at its own cost and expense except to the extent otherwise provided therein, comply with the information security and business continuity requirements set forth in Schedule 6.4.  At a minimum, the parties shall transmit, store and process Cardholder Data in accordance with Applicable Law, Network Rules, Payment Card Industry Data Security Standards and the then-current security rules and requirements of the Network, all as applicable to the Program.  [*]  Without limiting the foregoing, Company and Bank will each establish, maintain and implement (and require each of its subcontractors receiving Cardholder Data or Company Guest Data to establish, maintain and implement) an information security program, including appropriate administrative, technical and physical safeguards, that is designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Information Security Data and any other Applicable Law governing data security, including the objectives of (v) ensuring the security and confidentiality of the Cardholder Data, (w) protecting against any anticipated threats or hazards to the security or integrity of the Cardholder Data, (x) protecting against unauthorized access to or modification, destruction, disclosure, use or disposal of, or access to, Cardholder Data, (y) ensuring the proper disposal of Cardholder Data, and (z) in the event of a security breach involving Cardholder Data, ensuring that the party suffering such breach notifies affected Cardholders, Applicants and other individuals, and Governmental Authorities, in each case insofar as required by and otherwise in compliance with Applicable Law and Network Rules.  [*]

ARTICLE VII

MERCHANT SERVICES

Section 7.1.                                 Transmittal and Authorization of Charge Transaction Data.

(a)                           Company will accept the Credit Cards for Company Transactions.

(b)                           Company will transmit Charge Transaction Data with respect to Co-Branded Accounts for authorization through the applicable Network system.

(c)                            Company will transmit Charge Transaction Data with respect to Private Label Accounts for authorization in accordance with Schedule 7.1(c).

(d)                           Bank, through Company as servicer, shall authorize or decline Transactions on a real time basis, including Transactions involving split-tender (i.e., a portion of the total transaction amount is billed to a Credit Card and the remainder is paid through one or more other forms of payment).

Section 7.2.                                 Settlement Procedures.

(a)                           Company Transactions and Network Transactions charged to Co-Branded Accounts will be settled through the applicable Network system.

(b)                           Company Transactions charged to Private Label Accounts will be settled as set forth on Schedule 7.2(b).

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Section 7.3.                                 Returns of Goods and/or Services.

If a Cardholder purchases Goods and/or Services on an Account and Company processes a return of such Goods and/or Services in accordance with Company return policy or makes another adjustment such as a price reduction, Company shall provide a credit to such Cardholder’s Account.  Company will transmit the relevant information in the Charge Transaction Data for inclusion in the daily settlement process.

[*]

Section 7.5                                    POS Terminals.

Except as otherwise agreed by the parties hereto, Company shall maintain POS terminals in each Store which are capable of processing Company Transactions substantially as handled as of the Effective Date; provided, however, that this provision shall not apply to Incidental Company Channels except at Company’s option.

Section 7.6                                    Other Obligations of Company as Merchant.

In addition to its other obligations set forth in this Agreement, Company shall:

(a)                           solicit Credit Card Applications, deliver Solicitation Materials and process Credit Card Applications in accordance with this Agreement; provided, however, that this provision shall not apply to Incidental Company Channels except at Company’s option;

(b)                           use commercially reasonable efforts to accept Credit Cards in Company Channels; provided, however, that this provision shall not apply to Incidental Company Channels except at Company’s option; and

(c)                            provide training to its employees as appropriate to facilitate Company’s performance of its obligations pursuant to this Agreement.

ARTICLE VIII

PROGRAM ECONOMICS

[*]

ARTICLE IX

LICENSING OF TRADEMARKS; INTELLECTUAL PROPERTY

Section 9.1.                                 Company Licensed Marks.

(a)                           Grant of License to Use the Company Licensed Marks.  Company and its Affiliates hereby grant to Bank a non-exclusive, royalty-free, non-transferable right and license to use the Company Licensed Marks in the United States as necessary for the creation,

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

establishment, marketing and administration of, and the provision of services related to, the Program, all pursuant to, and in accordance with, this Agreement and any applicable Trademark Style Guide.  Those services shall include the issuance and reissuance of Credit Cards, the provision of Account Documentation and other correspondence relating to Accounts, the extension of credit to Cardholders, and the advertisement or promotion of the Program.  All use of the Company Licensed Marks shall be approved by Company.  Bank may sublicense the use of Company Licensed Marks to any Affiliate or subcontractor performing Bank’s obligations under this Agreement provided that (i) such Affiliate or subcontractor agrees in writing to comply with all of the standards specified herein and the limitations on the use of the Company Licensed Marks contained in this Section 9.1; and (ii) Bank is responsible for all actions and inactions of such Affiliate or subcontractor with respect to the use of the Company Licensed Marks.

(b)                           New Marks.  If Company or its Affiliates adopt a trademark, trade name, service mark logo or other proprietary mark which is used by Company or its Affiliates in connection with the Program but which is not listed on Schedule B hereto (a “Company New Mark”), Company, upon written notice to Bank, may add such Company New Mark to Schedule B.  If Bank requests that Company add a Company New Mark to Schedule B hereto and license its use hereunder, Company may do so in its sole discretion, and any Company New Mark requested by Bank and agreed by Company shall be added to Schedule B by amendment of this Agreement.

(c)                            Termination of License.  The license granted in this Section 9.1 shall terminate on the later of (i) the Termination Date or (ii) the end of the Interim Servicing Period, if applicable.  Upon such termination of this license, as provided in this Section 9.1(c), all rights of Bank to use the Company Licensed Marks shall terminate (including all sublicenses granted pursuant to the terms of this Section 9.1), the goodwill connected therewith shall remain the property of Company and its Affiliates, and Bank shall: (A) discontinue all use of the Company Licensed Marks, or any of them, and any colorable imitation thereof; and (B) delete the Company Licensed Marks from or, at Bank’s option, destroy all unused Credit Cards, Account Documentation, materials, displays, advertising and sales literature and any other items bearing any of the Company Licensed Marks.  Effective upon the Termination Date, Company and its Affiliates hereby grant and agree to grant to Bank a non-exclusive, royalty-free, non-transferable license to use Company Licensed Marks for a [*] period after the Termination Date to the extent necessary for winding down the operation of the Program in a manner consistent with the terms of this Agreement.

(d)                           Ownership of the Company Licensed Marks.  Bank acknowledges that (i) the Company Licensed Marks, all rights therein, and the goodwill associated therewith, are, and shall remain, the exclusive property of Company and its Affiliates, (ii) it shall take no action which will adversely affect Company and its Affiliates exclusive ownership of the Company Licensed Marks, or the goodwill associated with the Company Licensed Marks (it being understood that the collection of Accounts, adverse action letters, and changes in terms of Accounts as required by Applicable Law do not adversely affect goodwill, if done in accordance with the terms of this Agreement), and (iii) any and all goodwill arising from use of the Company Licensed Marks by Bank, its Affiliates and any subcontractors shall inure to the benefit of Company and its Affiliates.  Nothing herein shall give Bank any proprietary interest in or to the Company Licensed

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Marks, except the right to use the Company Licensed Marks in accordance with this Agreement, and Bank shall not contest Company’s or its Affiliates’ title in and to the Company Licensed Marks.

(e)                            Infringement by Third Parties.  Bank shall use reasonable efforts in the United States to notify Company, in writing, in the event that it has Knowledge of any infringing use of any of the Company Licensed Marks in the payment product space by any third party.  If any of the Company Licensed Marks is infringed, Company alone has the right, in its sole discretion, to take whatever action it deems necessary to prevent such infringing use.  Bank shall reasonably cooperate with and assist Company, at Company expense, in the prosecution of those actions that Company determines, in its sole discretion, are necessary or desirable to prevent the infringing use of any of the Company Licensed Marks.

Section 9.2.                                 The Bank Licensed Marks.

(a)                           Grant of License to Use the Bank Licensed Marks.  Bank hereby grants to Company a non-exclusive, royalty-free, non-transferable right and license to use the Bank Licensed Marks in the United States solely in connection with the creation, establishment, marketing and administration of, and the provision of services related to, the Program, all pursuant to, and in accordance with, this Agreement and any applicable Trademark Style Guide.  Those services shall include the solicitation of Cardholders, the servicing of Accounts, and the advertisement or promotion of the Program.  All use of the Bank Licensed Marks shall be approved by Bank. The license hereby granted is solely for the use of Company and may be used as necessary to permit the exercise by Company of any of its rights under this Agreement to delegate obligations to Affiliate(s) and/or third party contractors.  Company may sublicense the use of Bank Licensed Marks to any Affiliate or subcontractor performing Company’s obligations under this Agreement provided that:  (i) such Affiliate or subcontractor agrees in writing to comply with all of the standards specified herein and the limitations on the use of the Bank Licensed Marks contained in this Section 9.2; and (ii) Company is responsible for all actions and inactions of such Affiliate or subcontractor with respect to the use of the Bank Licensed Marks.

(b)                           New Marks.  If Bank adopts a trademark, trade name, service mark logo or other proprietary mark which is used by Bank in connection with its extension of bank card credit to customers but which is not listed on Schedule A hereto (a “Bank New Mark”), Company may request that Bank add such Bank New Mark to Schedule A hereto and license its use hereunder, Bank may do so in its sole discretion, and such Bank New Mark shall be added to Schedule A by amendment of this Agreement.  The foregoing notwithstanding, it is understood and agreed that Bank shall not be required to add a Bank New Mark to Schedule A if such Bank New Mark was developed by Bank primarily for another charge, credit or debit program.

(c)                            Termination of License.  The license granted in this Section 9.2 shall terminate on the later of (i) the Termination Date, or (ii) the end of the Interim Servicing Period, if applicable.  Upon such termination of this license, as provided in this Section 9.2(c), all rights of Company to use the Bank Licensed Marks shall terminate (including all sublicenses granted pursuant to the terms of this Section 9.2), the goodwill connected therewith shall remain the property of Bank, and Company shall:  (A) discontinue immediately all use of the Bank Licensed Marks, or any of

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

them, and any colorable imitation thereof; and (B) at Company’s option, delete the Bank Licensed Marks from or destroy all unused Account Documentation, materials, displays, advertising and sales literature and any other items bearing any of the Bank Licensed Marks.    Effective upon the Termination Date, Bank and its Affiliates hereby grant and agree to grant to Company a non-exclusive, royalty-free, non-transferable license to use Bank Licensed Marks for a [*] period after the Termination Date to the extent necessary for the winding down the operation of the Program in a manner consistent with the terms of this Agreement.

(d)                           Ownership of the Bank Licensed Marks.  Company acknowledges that (i) the Bank Licensed Marks, all rights therein, and the goodwill associated therewith, are, and shall remain, the exclusive property of Bank, (ii) it shall take no action which will adversely affect Bank’s exclusive ownership of the Bank Licensed Marks or the goodwill associated with the Bank Licensed Marks, and (iii) any and all goodwill arising from use of the Bank Licensed Marks by Company, its Affiliates and any subcontractors shall inure to the benefit of Bank.  Nothing herein shall give Company any proprietary interest in or to the Bank Licensed Marks, except the right to use the Bank Licensed Marks in accordance with this Agreement, and Company shall not contest Bank’s title in and to the Bank Licensed Marks.

(e)                            Infringement by Third Parties.  Company shall use reasonable efforts to notify Bank, in writing, in the event that it has Knowledge of any infringing use of any of the Bank Licensed Marks by any third party.  If any of the Bank Licensed Marks is infringed, Bank alone has the right, in its sole discretion, to take whatever action it deems necessary to prevent such infringing use.  Company shall reasonably cooperate with and assist Bank, at Bank’s expense, in the prosecution of those actions that Bank determines, in its sole discretion, are necessary or desirable to prevent the infringing use of any of the Bank Licensed Marks.

Section 9.3.                                 Ownership of Intellectual Property.

(a)                           Ownership of Existing and Independently Developed Intellectual Property.  Notwithstanding anything else stated herein, each party shall continue to own all of its Intellectual Property that existed as of the Effective Date.  Unless otherwise agreed in writing by the parties, each party shall own all right, title and interest in the Intellectual Property that it develops independently of the other party during the period from the Effective Date through the Termination Date.

(b)                           Ownership of Certain Intellectual Property.  Company shall solely own all Program Materials (and all Intellectual Property relating thereto) developed during the period from the Effective Date through the Termination Date whether the same are developed independently or jointly.  Company shall solely own the Program Website (and all Intellectual Property relating thereto) developed during the period from the Effective Date through the Termination Date whether the same is developed independently or jointly, including the Program Website’s look and feel and content, but excluding any Bank proprietary system or platform that is engaged by the Program Website (which shall be owned solely by the Bank).

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Section 9.4.                                 Credit Underwriting Standards, Scoring Models, and Certain Other Intellectual Property Used in the Program.

(a)                           Notwithstanding anything to the contrary set forth herein, to the extent that any underwriting standards and credit scoring models developed based on Cardholder Data and used in connection with the Program [*], Bank hereby grants to Company a perpetual, irrevocable, royalty-free, fully paid license to use the same in connection with the Program and any successor thereto established by Company whether alone or with a third party.  Such license includes the right to update, modify, enhance and prepare derivative works of the same and to sublicense any or all of the foregoing rights to third parties solely in connection with the Program and any successor thereto, and such license is granted on an “as is” basis and Bank shall have no liability in relation thereto.

(b)                           To the extent that any Intellectual Property of Company (other than trademarks or service marks) is used in the Program [*], Company hereby grants to Bank a royalty-free, fully paid license to use the same solely in connection with the Program.  Such license includes the right to sublicense the same to third parties solely in connection with the Program, and such license shall terminate on the later of (i) the Termination Date, or (ii) the end of the Interim Servicing Period, if applicable.  Except as expressly set forth herein or in the Purchase Agreement, such license is granted on an “as is” basis and Company shall have no liability in relation thereto.

(c)                            To the extent that any Intellectual Property of Bank (other than trademarks or service marks and matters addressed in accordance with Section 9.4(a)) is used in the Program [*], Bank hereby grants to Company a royalty-free, fully paid license to use the same solely in connection with the Program.  Such license includes the right to sublicense the same to third parties solely in connection with the Program, and such license shall terminate on the later of (i) the Termination Date, or (ii) the end of the Interim Servicing Period, if applicable.  Except as expressly set forth herein or in the Purchase Agreement, such license is granted on an “as is” basis and Bank shall have no liability in relation thereto.

Section 9.5.                                 Cooperation Duty.

Without any additional compensation, each party shall execute any documents requested by the other and shall perform any and all further acts deemed necessary or desirable by the other to confirm, exploit or enforce the ownership of each party to Intellectual Property set forth in this ARTICLE IX.  If a party fails to do so, such party hereby authorizes the other party and its agents and/or representatives to execute all such documents in such party’s name and on such party’s behalf.  [*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

ARTICLE X

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 10.1.                          General Representations and Warranties of Company.

To induce Bank to establish and administer the Program, and except as Previously Disclosed, Target Corporation and Target Enterprise, Inc. jointly and severally make the following representations and warranties to Bank, each and all of which, except as provided below, shall be deemed to be restated and remade on and as of the Effective Date, the Closing Date and each other date on which a payment is made by Bank to Company hereunder.  The representations and warranties in Section 10.1(c) with respect to the securities issued by Target Credit Card Master Trust and any contract, instrument, agreement, consent or approval relating thereto are made solely as of the Closing Date.  The representations and warranties in Section 10.1(e) and in Section 10.1(g) are made solely as of the Effective Date and the Closing Date.

(a)                           Corporate Existence.  Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation with its principal office as indicated in the first paragraph of this Agreement, except as such principal office may change subsequent to the Effective Date; (ii) is duly licensed or qualified to do business as a corporation and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except to the extent that its non-compliance would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the Accounts, the Cardholder Indebtedness, the Program or Company’s ability to perform its obligations hereunder (collectively, a “Company Material Adverse Effect”); and (iii) has, or an Affiliate of Company has, all necessary licenses, permits, consents or approvals from or by, and has made all necessary notices to and filings with, all governmental authorities having jurisdiction, to the extent required for Company to perform its obligations under this Agreement or otherwise required for the conduct and operation of its business, except to the extent that the failure to obtain such licenses, permits, consents or approvals or to provide such notices or filings would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)                           Capacity; Authorization; Validity.  Company has all necessary corporate power and authority to (i) execute and enter into this Agreement, and (ii) perform the obligations required of Company under this Agreement and the other documents, instruments and agreements executed by Company pursuant hereto.  The execution and delivery by Company of this Agreement and all documents, instruments and agreements executed and delivered by Company pursuant hereto, and the consummation by Company of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate action of Company.  This Agreement (A) has been duly executed and delivered by Company, (B) constitutes the valid and legally binding obligation of Company, and (C) is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

(c)                            Conflicts; Defaults; Etc.  The execution, delivery and performance of this Agreement by Company, its compliance with the terms hereof, and its consummation of the transactions specified herein will not (i) conflict with, violate, result in the breach of, constitute an event which would, or with the lapse of time or action by a third party or both would, result in a

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

default under, or accelerate the performance required by, the terms of any material contract, instrument or agreement to which Company is a party or by which it is bound, or by which Company assets are bound, except for conflicts, breaches and defaults which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) conflict with or violate the articles of incorporation or by-laws, or any other equivalent organizational document(s), of Company; (iii) violate any Applicable Law, or conflict with or require any consent or approval under any judgment, order, writ, decree, permit or license, to which Company is a party or by which it is bound or affected, except to the extent that such violation or the failure to obtain such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (iv) require the consent or approval of any other party to any contract, instrument or commitment to which Company is a party or by which it is bound, which consent or approval has not been obtained, except to the extent that the failure to obtain such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or (v) require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any regulatory authority, which filing, notice, consent or approval has not been made, given or obtained, as appropriate, except to the extent that the failure to obtain such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)                           Solvency.  Company is solvent.

(e)                            No Default.  Neither Company nor any of its Affiliates nor, to the best of its Knowledge, any subcontractors performing material Program services or functions is in default with respect to any contract, agreement, lease, or other instrument to which it is a party or by which it is bound, except for defaults which would not have a Company Material Adverse Effect, nor has Company received any notice of default under any contract, agreement, lease or other instrument regarding a default which, if realized, would have, or would reasonably be expected to have, a Company Material Adverse Effect.

(f)                             Books and Records.  All of Company’s and its Affiliates’ records, files and books of account with respect to the Accounts, the Cardholder Indebtedness, and the Program’s economics are in all material respects complete and correct and are maintained in accordance with Applicable Law, except to the extent that the failure to so maintain such books and records would not reasonably be expected to have a Company Material Adverse Effect.

(g)                            No Litigation.  No action, claim or any litigation, proceeding, arbitration, investigation or controversy is pending or, to the best of Company’s Knowledge, threatened against Company or its Affiliates or, to the best of Company’s Knowledge, their subcontractors that provide material services to the Program, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government, or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which has had, or would reasonably be expected to have, a Company Material Adverse Effect.  Neither Company nor any of  its Affiliates performing servicing functions is the subject of any action by a regulatory authority and none of such Persons is subject to any agreement, orders or directives

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

with any regulatory authority, which, in each case, has had, or if adversely determined, would reasonably be expected to have, a Company Material Adverse Effect.

(h)                           Company Licensed Marks.  Company or its Affiliates is the owner of the Company Licensed Marks, and Company has the right, power and authority to license to Bank and authorized designees the use of the Company Licensed Marks in connection with the Program, and the use of the Company Licensed Marks by said licensees in a manner approved (or deemed approved) by Company shall not (i) violate any Applicable Law or (ii) infringe upon the right(s) of any third party, in either case to an extent that would reasonably be expected to have a Company Material Adverse Effect.

(i)                               Internal Controls Over Financial Reporting.  Company has implemented with respect to the Program “disclosure controls and procedures” and “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 of the Exchange Act) reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Company with respect to the Program in the reports that Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Company required under the Exchange Act with respect to such reports.

(j)                              Servicing Qualifications.  Company or such other Affiliates of Company as are servicing the Accounts are licensed and qualified in all jurisdictions as necessary to service the Accounts in accordance with all Applicable Laws, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  Company or such other Affiliates of Company as are servicing the Accounts have all necessary facilities and, equipment, supplies and such other resources as are reasonably necessary to provide any services required to be provided pursuant to Section 4.1 and Section 4.12.   Schedule 10.1(j) sets forth an accurate and complete list of contracts and agreements that are utilized primarily in the conduct of the Cardholder Service activities of Company and its Affiliates as of the Effective Date (other than contracts that are immaterial to such activities).

Section 10.2.                          General Representations and Warranties of Bank.

To induce Company to enter into this Agreement and participate in the Program, and except as Previously Disclosed, Bank makes the following representations and warranties to Company, each and all of which shall be deemed to be restated and remade on and as of the Effective Date and the Closing Date and each other date on which a payment is made by Bank to Company hereunder.  The representations and warranties in Section 10.2(e) and in Section 10.2(g) are made solely as of the Effective Date and the Closing Date.

(a)                           Corporate Existence.  Bank (i) is a national banking association duly organized, validly existing, and in good standing under the laws of the United States with its principal office as indicated in the first paragraph of this Agreement, except as such principal office may change subsequent to the Effective Date, subject to the provisions of Section 17.3; (ii) is duly licensed or

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

qualified to do business as a banking corporation and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except to the extent that its non-compliance would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the Program, the Accounts, the Cardholder Indebtedness or Bank’s ability to perform its obligations hereunder (collectively, a “Bank Material Adverse Effect”); and (iii) has all necessary licenses, permits, consents, or approvals from or by, and has made all necessary notices to and filings with, all governmental authorities having jurisdiction, to the extent required for Bank to perform its obligations under this Agreement or otherwise required for the conduct and operation of its business, except to the extent that the failure to obtain such licenses, permits, consents, or approvals or to provide such notices of filings would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect.

(b)                           Capacity; Authorization; Validity.  Bank has all necessary power and authority to (i) execute and enter into this Agreement, and (ii) perform all of the obligations required of Bank under this Agreement and the other documents, instruments and agreements executed by Bank pursuant hereto, subject to any changes required to be made to the Account Documentation as required by Applicable Law or Network Rules upon the acquisition of the Accounts by Bank.  The execution and delivery by Bank of this Agreement and all documents, instruments and agreements executed and delivered by Bank pursuant hereto, and the consummation by Bank of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate action of Bank.  This Agreement (A) has been duly executed and delivered by Bank, (B) constitutes the valid and legally binding obligation of Bank, and (C) is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally or financial institutions in particular and by general equity principles including those respecting the availability of specific performance).

(c)                            Conflicts; Defaults; Etc.  The execution, delivery and performance of this Agreement by Bank, its compliance with the terms hereof, and its consummation of the transactions specified herein will not (i) conflict with, violate, result in the breach of, constitute an event which would, or with the lapse of time or action by a third party or both would, result in a default under, or accelerate the performance required by, the terms of any material contract, instrument or agreement to which Bank is a party or by which it is bound, except for conflicts, breaches and defaults which would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect; (ii) conflict with or violate the articles of association or by-laws, or any other equivalent organizational document(s) of Bank; (iii) violate any Applicable Law, or conflict with or require any consent or approval under any judgment, order, writ, decree, permit or license, to which Bank is a party or by which it is bound or affected, except to the extent that such violation or the failure to obtain such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect; (iv) require the consent or approval of any other party to any contract, instrument or commitment to which Bank is a party or by which it is bound, which consent or approval has not been obtained, except to the extent that the failure to obtain such consent or approval would not

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect; or (v) require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any regulatory authority, which filing, notice, consent or approval has not been made, given or obtained, as appropriate, except to the extent that the failure to obtain such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect.

(d)                           Solvency.  Bank is solvent.

(e)                            No Default.  Neither Bank nor any of its Affiliates, nor to the best of its Knowledge, any of its subcontractors performing material Program services is in default with respect to any contract, agreement, lease, or other instrument to which it is a party or by which it is bound, except for defaults which would not have a Bank Material Adverse Effect, nor has Bank received any notice of default under any contract, agreement, lease or other instrument regarding a default which, if realized, would have, or would reasonably be expected to have, a Bank Material Adverse Effect.

(f)                             Books and Records.  All of Bank’s and its Affiliates’ records, files and books of account with respect to the Accounts, the Cardholder Indebtedness and the Program’s economics are in all material respects complete and correct and are maintained in accordance with Applicable Law, except to the extent that the failure to so maintain such books and records would not reasonably be expected to have a Bank Material Adverse Effect.

(g)                            No Litigation.  No action, claim, or any litigation, proceeding, arbitration, investigation or controversy is pending or, to the best of Bank’s Knowledge, threatened against Bank or its Affiliates or, to the best of Bank’s Knowledge, their subcontractors (excluding Company) that provide material services to the Program, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators which has had, or would reasonably be expected to have, a Bank Material Adverse Effect.  Bank, further, is not the subject of any action by a regulatory authority and is not subject to any agreement, orders or directives with any regulatory authority, which, in each case, has, or if adversely determined, would reasonably be expected to have, either a Bank Material Adverse Effect.

(h)                           FDIC Insurance.  The deposits of Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to applicable limits, and to the best of Bank’s Knowledge, no proceeding is contemplated to revoke such insurance.

(i)                               Bank Licensed Marks.  Bank or its Affiliates, as applicable, is the owner of the Bank Licensed Marks and has the right, power and authority to license to Company the use of the Bank Licensed Marks in connection with the Program and the use of the Bank Licensed Marks by Company in a manner approved (or deemed approved) by Bank shall not (i) violate any Applicable Law or (ii) infringe upon the right(s) of any third party, in either case to an extent that would reasonably be expected to have a Bank Material Adverse Effect.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(j)                              Network Rights.  Bank is a member in good standing of the Network in which the Co-Branded Credit Cards participate and has full authority under such Network Rules to issue the Co-Branded Credit Cards, use and display (and permit Company to use and display in accordance with this Agreement) such Network trademarks, servicemarks and logos, and otherwise perform its obligations under this Agreement.

(k)                           Servicing Qualifications.  Bank or an Affiliate of Bank is licensed and qualified in all jurisdictions as necessary to service the Accounts in accordance with all Applicable Laws, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Bank Material Adverse Effect.

Section 10.3.                          General Covenants of Company.

Company makes the following covenants to Bank, each and all of which shall survive the execution and delivery of this Agreement, for so long as this Agreement is in force:

(a)                           Maintenance of Existence and Conduct of Business.  Company shall preserve and keep in full force and effect its corporate existence other than in the event of a merger or consolidation in which Company is not the surviving entity.

(b)                           Litigation.  Company promptly shall notify Bank if it receives written notice of (i) any litigation that has had or would reasonably be expected to have a Company Material Adverse Effect or to materially impact Bank in its role as originator and owner of Accounts under this Agreement or (ii) any action, order or directive by or agreement with a Governmental Authority that Company is permitted to disclose under Applicable Law and that has had or would reasonably be expected to have a Company Material Adverse Effect or with which Bank would be required to comply under this Agreement. Company shall use commercially reasonable efforts to obtain permission to make any such disclosure.

(c)                            Enforcement of Rights.  Except as otherwise specified herein, Company shall enforce its rights against third parties to the extent that a failure to enforce such rights could reasonably be expected to materially and adversely affect the Program, the Accounts in the aggregate or Bank’s or Company’s ability to perform its obligations hereunder.

(d)                           Compliance.  Subject to Section 3.6, Company shall at all times comply in all material respects with Applicable Law affecting its obligations under this Agreement, the Risk Management Policies, the Collections Policies and the Compliance Practices.

(e)                            Books and Records.  Company shall keep adequate records and books of account of Company as servicer with respect to the Accounts, the Cardholder Indebtedness and all aspects of the Program economics, in which proper entries reflecting all of Company’s transactions are made in accordance with the terms of this Agreement and with GAAP.  All of such records, files and books of account shall be in all material respects complete and correct and shall be maintained in accordance with good business practice and Applicable Law.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(f)                             Affiliate and Subcontractor Compliance.  Company shall cause its Affiliates and subcontractors performing services in connection with the Program to comply with the terms of this Agreement applicable to them or to the extent Company has delegated any of its rights and obligations to such Affiliates or subcontractors.

(g)                            Reports and Notices.  Company shall provide Bank with notice specifying the nature of any Company Event of Default, or any event which, with the giving of notice or passage of time or both, would constitute a Company Event of Default, or any development or other information which is likely to have a Company Material Adverse Effect.  Notices pursuant to this Section 10.3(g) relating to Company Events of Default shall be provided within two (2) Business Days after Company has Knowledge of the existence of such default.  Notices relating to all other events or developments described in this Section 10.3(g) shall be provided (i) promptly after Company has Knowledge of the existence of such event or development if such event or development has already occurred, and (ii) with respect to events or developments that have yet to occur, as early as reasonably practicable under the circumstances.  Any notice provided under this section shall be confirmed in writing to Bank within five (5) Business Days after the transmission of the initial notice.  A failure to deliver any notice pursuant to this Section 10.3(g) shall not give rise to a Company Event of Default.

(h)                           Access to and Preservation of Electronic Information; Cooperation in Litigation.  Company shall (i) fully cooperate with Bank to fulfill Bank’s hard copy and electronic discovery obligations under Applicable Law and to comply with Bank’s policies, procedures and practices (as they are periodically updated) in any litigation related to or arising out of the Program, including any obligation to preserve documents, information and material related to such litigation that is in Company’s custody or control; and (ii) cooperate, to the extent reasonably requested by Bank, in the handling and disposition of any such litigation; provided, however, that the party ultimately responsible for discharging such litigation shall have the authority to take such actions as it deems necessary or advisable, in its sole discretion, to discharge such litigation, subject, however, to the provisions of this Agreement.

Section 10.4.                          General Covenants of Bank.

Bank makes the following covenants to Company, each and all of which shall survive the execution and delivery of this Agreement, for so long as this Agreement is in force:

(a)                           Maintenance of Existence and Conduct of Business.  Bank shall preserve and keep in full force and effect its existence as a national banking corporation or association other than in the event of a merger or consolidation in which Bank is not the surviving entity.

(b)                           Litigation.  Bank promptly shall notify Company if it receives written notice of (i) any litigation that has had or would reasonably be expected to have a Bank Material Adverse Effect or to materially impact Company in its role as servicer under this Agreement or (ii) any action, order or directive by or agreement with a Governmental Authority that Bank is permitted to disclose under Applicable Law and that has had or would reasonably be expected to have a Bank Material Adverse Effect or with which Company would be required to comply in its role as

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

servicer under this Agreement.  Bank shall use commercially reasonable efforts to obtain permission to make any such disclosure.

(c)                            Enforcement of Rights.  Except as otherwise specified herein, Bank shall enforce its rights against third parties to the extent that a failure to enforce such rights could reasonably be expected to materially and adversely affect the Program, the Accounts, or Company’s or Bank’s ability to perform its obligations hereunder.

(d)                           Compliance.  Bank shall at all times comply in all material respects with Applicable Law affecting its obligations under this Agreement, the Risk Management Policies, the Collections Policies and the Compliance Practices.  Bank shall at all times maintain a national bank charter and FDIC insurance.

(e)                            Books and Records.  Bank shall keep adequate records and books of account with respect to the Accounts, the Cardholder Indebtedness and all aspects of the Program economics in which proper entries are made in accordance with GAAP.  All of such records, files and books of account shall be in all material respects complete and correct and shall be maintained in accordance with good business practice and Applicable Law.

(f)                             Network.  Bank shall remain a member in good standing of the Network in which the Co-Branded Credit Cards participate, with full authority under Network Rules to issue the Co-Branded Credit Cards, use and display (and permit Company to use and display in accordance with this Agreement) the Network trademarks, servicemarks and logos and otherwise perform its obligations under this Agreement.

(g)                            Affiliate and Subcontractor Compliance.  Bank shall cause its Affiliates and subcontractors performing services in connection with the Program to comply with the terms of this Agreement applicable to them or to the extent Bank has delegated any of its rights and obligations to such Affiliate or subcontractors.

(h)                           Reports and Notices.  Bank shall provide Company with notice specifying the nature of any Bank Event of Default, or any event which, with the giving of notice or passage of time or both, would constitute a Bank Event of Default, or any development or other information which is likely to have a Bank Material Adverse Effect.  Notices pursuant to this Section 10.4(h) relating to Bank Events of Default shall be provided within two (2) Business Days after Bank has Knowledge of the existence of such default.  Notices relating to all other events or developments described in this Section 10.4(h) shall be provided (i) promptly after Bank has Knowledge of the existence of such event or development if such event or development has already occurred, and (ii) with respect to events or developments that have yet to occur, as early as reasonably practicable under the circumstances.  Any notice provided under this section shall be confirmed in writing to Company within five (5) Business Days after the transmission of the initial notice.  A failure to deliver a notice pursuant to this Section 10.4(h) shall not give rise to a Bank Event of Default.

(i)                               Access to and Preservation of Electronic Information; Cooperation in Litigation.  Bank shall (i) fully cooperate with Company to fulfill Company’s hard copy and electronic

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

discovery obligations under Applicable Law and to comply with Company’s policies, procedures and practices (as they are periodically updated) in any litigation related to or arising out of the Program, including any obligation to preserve documents, information and material related to such litigation that is in Bank’s custody or control; and (ii) cooperate, to the extent reasonably requested by Company, in the handling and disposition of any such litigation; provided, however, that the party ultimately responsible for discharging such litigation shall have the authority to take such actions as it deems necessary or advisable, in its sole discretion, to discharge such litigation, subject, however, to the provisions of this Agreement.

ARTICLE XI

CONFIDENTIALITY

Section 11.1.                          General Confidentiality.

(a)                           For purposes of this Agreement, “Confidential Information” of a particular party means all of the following: (i) nonpublic information that is provided by or on behalf of such party to the other party or its agents in connection with the Program; or (ii) information about such party or its Affiliates, or their respective businesses or employees, that is otherwise obtained by the other party in connection with the Program, in each case including: (A) information concerning marketing plans, objectives and financial results (other than any such information disclosed to analysts and/or investors in the ordinary course of business); (B) information regarding business systems, methods, processes, financing data, programs and products; (C) information unrelated to the Program provided by such party to the other party in connection with this Agreement, including by accessing or being present at the business location of the other party; (D) proprietary technical information of such party, including source code; (E) terms of this Agreement, which shall be the confidential information of both parties; and (F) Non-Personally Identifiable Information about Accounts and Program performance, which shall be the Confidential Information of both parties.  Confidential Information shall include Cardholder Data and Company Guest Data, but the use, disclosure, and return/destruction of such information shall be governed by ARTICLE 6.

(b)                           The restrictions on disclosure of Confidential Information under this ARTICLE 11 shall not apply, with respect to Company or Bank, to information that: (i) is already rightfully known to such party at the time it obtains Confidential Information from the other party (other than information referred to above that is the confidential information of both parties to which the restrictions of this ARTICLE XI shall apply notwithstanding this clause (i)); (ii) is or becomes generally available to the public other than as a result of disclosure in breach of this Agreement; (iii) is lawfully received on a non-confidential basis from a third party authorized to disclose such information without restriction and without breach of this Agreement; (iv) is contained in, or is capable of being discovered through examination of publicly available records or products; (v) is required to be disclosed by Applicable Law (provided that, (A) in the case of any disclosure required by Governmental Authorities with jurisdiction over securities disclosure requirements, including applicable stock exchange rules or regulations, if such disclosure addresses this Agreement, or the terms and conditions hereof, then, for a period of two (2) years from the

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Effective Date, the party subject to the Applicable Law shall consult with the other party regarding the proposed disclosure  prior to disclosure to the extent practicable, but shall not be required to obtain the other party’s prior consent (and after such consultation no further consultation shall be required for any future disclosure the contents of which are substantially the same as the disclosure for which consultation was sought) and (B) in the case of any other disclosure other than as required by a Governmental Authority with jurisdiction over securities disclosure requirement, including applicable stock exchange rules or regulations, the party subject to the Applicable Law shall notify the other party of any such disclosure requirement prior to disclosure and shall afford such other party an opportunity to seek a protective order to prevent or limit disclosure of the Confidential Information to third parties and shall disclose Confidential Information of the other party only to the extent required by such Applicable Law and such information shall remain Confidential Information); or (vi) is developed by Company or Bank without the use of any proprietary, non-public information provided by the other party under this Agreement.  Nothing herein shall be construed to permit the Receiving Party (as defined below) to disclose to any third party any Confidential Information that the Receiving Party is required to keep confidential under Applicable Law.

(c)                            Except to the extent required by the Securities and Exchange Commission or other Governmental Authority with jurisdiction over securities disclosure requirements or pursuant to applicable stock exchange rules or regulations, or as authorized by advance consent of the non-disclosing party which has not subsequently been withdrawn, Bank and Company shall keep confidential and not disclose this Agreement, or any of the terms and conditions of this Agreement, to any third party other than Bank’s or Company’s Affiliates, employees, advisors, attorneys, accountants, authorized agents, vendors, consultants, service providers and subcontractors of Bank, Company, or their respective Affiliates, in each case who have signed a non-disclosure agreement with provisions that are at least as protective of Confidential Information as the provisions of this ARTICLE 11.  Notwithstanding anything to the contrary herein, either party may disclose the Confidential Information (i) to banking regulators having supervisory authority over such party, and to the extent such supervisory authority is subject to confidentiality requirements under Applicable Law, such disclosure may be made without providing notice to the other party; (ii) to a prospective Nominated Purchaser at the time, under the circumstances and in accordance with the procedures set forth in Section 15.2(h); and (iii) in connection with a transaction contemplated by Section 17.2.

(d)                           If Company or Bank receive Confidential Information of the other party (including Confidential Information owned by both parties) (“Receiving Party”), the Receiving Party shall do the following with respect to the Confidential information of the other party (including the Confidential Information owned by both parties) (“Disclosing Party”): (i) keep the Confidential Information of the Disclosing Party secure and confidential; (ii) treat all Confidential Information of the Disclosing Party with the same degree of care as it accords its own Confidential Information, but in no event less than a reasonable degree of care; and (iii) implement and maintain commercially reasonable physical, electronic, administrative and procedural security measures, including commercially reasonable authentication, access controls, virus protection and intrusion detection practices and procedures.  Without limiting the foregoing, the Receiving Party shall use a secure connection for the transmission of Confidential Information which is Sensitive

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Data, and shall use commercially reasonable policies, procedures and systems for storing and processing Sensitive Data.

Section 11.2.                          Use and Disclosure of Confidential Information.

(a)                           Each Receiving Party shall use and disclose the Confidential Information of the Disclosing Party only for the purpose of performing its obligations or enforcing its rights with respect to the Program and this Agreement or as otherwise expressly permitted by this Agreement, and shall not accumulate in any way or make use of such Confidential Information for any other purpose.

(b)                           Each Receiving Party shall: (i) limit access to the Disclosing Party’s Confidential Information to those Affiliates, employees, advisors, attorneys, accountants, authorized agents, vendors, consultants, service providers and subcontractors of such Receiving Party and its Affiliates who have a reasonable need to access such Confidential Information in connection with the Program in accordance with the terms of this Agreement; and (ii) ensure that any Person with access to the Disclosing Party’s Confidential Information agrees to be bound by contractual commitments of confidentiality or professional obligations at least as protective of Confidential Information as the provisions of this ARTICLE 11 and maintains the existence of this Agreement and the nature of their obligations hereunder strictly confidential.

(c)                            Information about Program marketing strategy, acquisition strategy, Credit Card usage, and use of technology or systems that is unique to the Program and that does not include general expertise or know-how shall not be shared with Bank employees who are dedicated to, or spend a majority of their time in respect of, any program, product or service involving a Competing Retailer.

Section 11.3.                          Unauthorized Use or Disclosure of Confidential Information.

Each Receiving Party agrees that any unauthorized use or disclosure of Confidential Information of the Disclosing Party would cause immediate and irreparable harm to the Disclosing Party for which money damages would not constitute an adequate remedy.  In that event, the Receiving Party agrees that injunctive relief shall be warranted in addition to any other remedies the Disclosing Party may have.  In addition, the Receiving Party agrees to: (a) promptly advise the Disclosing Party by telephone and in writing via facsimile or PDF e-mail of any use or disclosure of the Disclosing Party’s Confidential Information in breach of this Agreement, including, without limitation, any security breach that may have compromised any Confidential Information of the Disclosing Party, or any unauthorized misappropriation, disclosure or use by any person of the Confidential Information of the Disclosing Party which may come to its attention and (b) take all steps at its own expense reasonably requested by the Disclosing Party to limit, stop or otherwise remedy such misappropriation, disclosure or use.

Section 11.4.                          Return or Destruction of Confidential Information.

Upon expiration or termination of this Agreement or, if applicable, the Interim Servicing Period, the Receiving Party shall cease using and promptly, at Receiving Party’s option, return to

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Disclosing Party or arrange for the destruction of any and all the Disclosing Party’s Confidential Information (including any electronic or paper copies, reproductions, extracts or summaries thereof); provided, however, the Receiving party in possession of tangible property containing the Disclosing Party’s Confidential Information may retain, subject to the terms of this Agreement, (a) such Confidential Information as may be present in backup, recovery or similar archival or disaster recovery systems, (b) Confidential Information (i) that a Receiving Party or its representatives are required to retain by Applicable Law or documented, internal retention policies, or (ii) that are automatically retained as part of a computer back-up, recovery or similar archival or disaster recovery system or form; provided such copies are not intentionally accessed except where required or requested by Applicable Law or where disclosure is otherwise permitted under this Agreement, or (c) that a Receiving Party’s representatives that are accounting firms retain in accordance with policies and procedures implemented by such persons in order to comply with Applicable Law or professional rules or standards.  Such return or destruction shall be certified in writing, including a statement that no copies of Confidential Information have been kept, except as provided herein.

ARTICLE XII

RETAIL PORTFOLIO ACQUISITIONS AND DISPOSITIONS

[*]

ARTICLE XIII

EVENTS OF DEFAULT; RIGHTS AND REMEDIES

Section 13.1.                          Events of Default.

The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an event of default by a party hereunder:

(a)                           Such party shall fail to make a payment of any material amount due and payable pursuant to this Agreement (other than payment defaults under Section 13.2(a) or Section 13.3(a)) that is not disputed in good faith and such failure shall remain unremedied for a period of three (3) Business Days after the non-defaulting party shall have given notice thereof by 5 p.m. Eastern.

(b)                           Such party shall fail to perform, satisfy or comply with any obligation, condition, covenant or other provision contained in this Agreement (other than failure to comply with any service level standard set forth in Schedule 4.13(a), and (i) such failure shall remain unremedied for a period of thirty (30) days after the other party shall have given notice thereof or, if the same cannot be cured in a commercially reasonable manner within such time, the same shall not constitute an event of default if the party shall have initiated and diligently pursued a cure within such time and such cure is completed within sixty (60) days from the date of notice regarding such failure, and (ii) such failure shall or would reasonably be expected to have a material and adverse effect on the Program, Bank Licensed Marks or Company Licensed Marks, or materially diminish the economic value of the Program to the other party.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(c)                            Any representation or warranty by such party contained in this Agreement shall not be true and correct in any respect as of the date when made or reaffirmed, and (i) the party making such representation or warranty shall fail to cure the event giving rise to such breach within thirty (30) days after the other party shall have given notice thereof specifying the nature of the breach in reasonable detail or, if the same cannot be cured in a commercially reasonable manner within such time, the same shall not constitute an event of default if the party shall have initiated a cure within such time and such cure shall be completed within sixty (60) days from the date of notice regarding such breach, and (ii) such failure shall or would reasonably be expected either to have a material and adverse effect on the Program, Bank Licensed Marks or Company Licensed Marks, or materially diminish the economic value of the Program to the other party.

Section 13.2.                          Defaults by Bank.

The occurrence of any one or more of the following events (regardless of the reason therefore) shall constitute an event of default by Bank:

(a)                           Bank fails to settle in accordance with Section 7.2, any amount that is not disputed in good faith, within two (2) Business Days after Company shall have given notice thereof by 5 p.m. Eastern.

(b)                           Bank shall no longer be solvent or shall fail generally to pay its debts as they become due or there shall be a substantial cessation of Bank’s regular course of business.

(c)                            The OCC or any other regulatory authority having jurisdiction over Bank shall order the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Bank or of any substantial part of its properties, or order the winding-up or liquidation of the affairs of Bank, and such order shall not be vacated, discharged, stayed or bonded within sixty (60) days from the date of entry thereof.

(d)                           Bank shall (i) consent to the institution of proceedings specified in paragraph (c) above or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Bank of any substantial part of its properties, or (ii) take corporate action in furtherance of any such action.

(e)                            Bank (i) fails to be adequately capitalized pursuant to capital requirements established from time to time by the OCC; and (ii) fails to correct such capital deficiency within thirty (30) days of the required implementation date for the capital requirement.  Bank shall notify Company in writing promptly (but in any event, within ten (10) Business Days) after the expiry of Bank’s failure to correct its capital deficiency as provided above.

(f)                             There shall be any action, claim or any litigation, proceeding, arbitration, investigation or controversy that is adversely determined against Bank or its Affiliates, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government, or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, and such determination is final, non-appealable and has a material and adverse effect on Bank’s ability to perform its obligations under this Agreement.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Section 13.3.                          Defaults by Company.

The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an event of default by Company:

(a)                           Company fails to settle in accordance with Section 7.2 any amount that is not disputed in good faith within two (2) Business Days after Bank shall have given notice thereof by 5 p.m. Eastern.

(b)                           Company shall no longer be solvent or shall fail generally to pay its debts as such debts become due or there shall be a substantial cessation of Company’s regular course of business.

(c)                            A petition under the Bankruptcy Code or similar law shall be filed against Company or any of its Affiliates and not be dismissed within sixty (60) days.

(d)                           A decree or order by a court having jurisdiction (i) for relief in respect of Company pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law, (ii) for appointment of a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of Company or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of Company shall be entered, and shall not be vacated, discharged, stayed or bonded within sixty (60) days from the date of entry thereof.

(e)                            Company shall (i) file a petition seeking relief pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law, (ii) consent to the institution of proceedings pursuant thereto or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Company or any substantial part of its properties, or (iii) take corporate action in furtherance of any such action.

(f)                             There shall be any action, claim or any litigation, proceeding, arbitration, investigation or controversy that is adversely determined against Company or its Affiliates, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government, or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, and such determination is final, non-appealable and has a material and adverse effect on Company’s ability to perform its obligations under this Agreement.

Section 13.4.                          Remedies for Events of Default.

(a)                           In addition to any other rights or remedies available to the parties at law or in equity, upon the occurrence of a Company Event of Default or Bank Event of Default, the non-defaulting party shall be entitled, in addition to its termination rights under ARTICLE XIV, to collect any amount in default plus interest at the Federal Funds Rate and calculated on a three hundred sixty-five (365) day year basis, or such lesser amount permitted under Applicable Law.

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

ARTICLE XIV

TERM/TERMINATION

Section 14.1.                          Term.

This Agreement shall continue in full force and effect from the Effective Date until the date which is seven (7) years from the Closing Date (the “Initial Term”) unless earlier terminated as provided herein.  The Agreement shall renew automatically without further action of the parties for successive [*] terms (each a “Renewal Term”) unless either party provides written notice of non-renewal at least [*] prior to the expiration of the Initial Term or current Renewal Term, as the case may be.

Section 14.2.                          Termination by Company Prior to the End of the Term.

Company may terminate this Agreement after the Closing Date but prior to the end of the Term:

[*]

Section 14.3.                          Termination by Bank Prior to the End of the Term.

Bank may terminate this Agreement after the Closing Date but prior to the end of the Term:

[*]

Section 14.4.                          Termination Prior to Closing Date.

(a)                           This Agreement shall terminate automatically if the Purchase Agreement terminates prior to the Closing Date.

(b)                           Company may terminate this Agreement upon notice to Bank on or prior to the Closing Date if a Bank Event of Default shall have occurred.

(c)                            Bank may terminate this Agreement upon notice to Company on or prior to the Closing Date if a Company Event of Default shall have occurred.

ARTICLE XV

EFFECTS OF TERMINATION

Section 15.1.                          General Effects.

(a)                           In the event of termination prior to the Closing Date, all obligations of the parties under this Agreement shall cease, except that the provisions specified in Section 17.22 shall survive.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(b)                           In the event of termination following the Closing Date, all obligations of the parties including (i) operating the Program and servicing of the Accounts in good faith and in the ordinary course of their respective businesses, (ii) [*], (iii) originating and extending credit on Accounts and funding Cardholder Indebtedness, (iv) solicitations, marketing and advertising of the Program,  (v) acceptance of Credit Card Applications through Company Channels in the ordinary course of business consistent with past practice and (vi) acceptance of Credit Cards for payment by Company and its Affiliates in accordance with this Agreement, shall continue upon notice of termination or non-renewal of this Agreement by either party, except as the parties may mutually agree, subject to the terms of this Agreement, until the provisions of Section 15.2 and Section 15.3 are satisfied; provided, however, [*].  The parties will cooperate in good faith to ensure the orderly wind-down or transfer of the Program, including the servicing thereof,  in a manner that minimizes any adverse effect on the Program, Cardholders and Bank.  [*]

(c)                            In the event that Bank performs any of the servicing functions for the Program as of a Program Purchase Date (as defined below), Bank shall, upon request of Company or the Nominated Purchaser, continue to provide interim servicing for a period of up to [*] (“Bank Interim Servicing Period”) from and after such date [*]

(d)                           Upon the satisfaction of the provisions of Section 15.2 and Section 15.3, all obligations of the parties under this Agreement shall cease, except that the provisions specified in Section 17.22 shall survive.

Section 15.2.                          Company Option to Purchase the Program Assets.

(a)                           If this Agreement expires or is terminated by either party for whatever reason, except for termination under Section 14.4 and except as set forth in Section 15.2(d), Company has the option to purchase (or to arrange for one or more third parties nominated by Company (a “Nominated Purchaser”) to purchase) from Bank the Program Assets, including all relevant Account Documentation, Account information and history and other data reasonably necessary to enable continuing operation and management of the Accounts (the “Purchase Option”), at the purchase price set forth in Section 15.2(d), Section 15.2(e) or Section 15.2(f), as applicable[*]

(b)                           The Purchase Option is exercisable by Company or a Nominated Purchaser serving notice (the “Purchase Notice”) [*]

(c)                            If such Purchase Option is exercised, Company or a Nominated Purchaser must complete the purchase of the Program Assets within [*] after delivery of the Purchase Notice; provided, however, that consummation of the purchase of the Program Assets shall occur no earlier than the Termination Date; provided, further, that the [*] timeframe may be extended up to [*] after delivery of the Purchase Notice for required regulatory approvals.  The date of such completion shall be the “Program Purchase Date.”

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(e)                            If this Agreement is terminated by either party in accordance with Section 14.2 or Section 14.3, excluding Section 14.2(f), the purchase price for the Program Assets purchased, payable on the Program Purchase Date, shall be equal to [*].

(f)                             If this Agreement terminates in accordance with Section [*], the purchase price for the Program Assets purchased, payable on the Program Purchase Date, shall be equal to:

[*]

(h)                                 The parties will use commercially reasonable efforts to minimize transition costs.  Following the provision by either party of notice of termination or non-renewal of this Agreement or the occurrence of an event that gives rise to a right of termination, or at any time during the [*] period preceding the expiration of the Term, promptly upon Company’s request (but in no event later than [*] after such request), Bank shall provide (i) Company with Program-related data (and subject to this Section 15.2(h), Company is hereby authorized to use data in its possession, in its capacity as servicer or otherwise) of the type that is both permitted to be disclosed by Applicable Law and typically included in a request for proposal process to allow Company, its advisors and potential bidders to value the Program Assets and provide a comprehensive bid, and (ii) Company and its prospective or actual Nominated Purchasers (and Company, as servicer may provide prospective or actual Nominated Purchasers upon prior notice to Bank) access to the books and records relating to the Program Assets and the performance of the Program, including (to the extent permitted by Applicable Law) Account-level data typically accessed in such a process, for the purpose of conducting due diligence investigations to determine whether they wish to purchase the Program Assets; provided, however, that Company and any prospective or actual Nominated Purchaser shall enter into confidentiality arrangements for the benefit of Bank that require the prospective or actual Nominated Purchaser to maintain the confidentiality of such information to the same extent required by this Agreement and not to use the information for any purpose other than the evaluation of whether to make an offer to purchase the Program Assets before providing such data access.  During this period, Bank shall make itself reasonably available to participate in due diligence with Nominated Purchasers. Notwithstanding anything to the contrary contained herein, neither party shall, without the consent of the other party, (A) disclose the terms of this Agreement to a potential Nominated Purchaser, other than the disclosure of termination-related rights and deadlines and the terms of the purchase option referred to in Section 15.2 or (B) disclose the terms of this Agreement to any third party with whom Company is considering entering into an arrangement permitted by Section 2.5(e) or Section 2.5(f), other than the disclosure of the existence and terms of Bank’s rights under such Section to the extent reasonably necessary to inform such third party of the impact of such rights on such third party; provided, however, that neither party shall disclose the specific criteria for risk underwriting decisions or the economic terms of this Agreement to any third party (other than the economic terms to which a Nominated Purchaser is required by the terms hereof to become party in connection with its purchase of the Program Assets).

[*]

(j)                              After the Program Purchase Date, Bank shall have no further rights in or to any Cardholder Data, except as provided in Section 11.4. [*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(k)                           If Company exercises its right to purchase or select a Nominated Purchaser to purchase the Program Assets, Bank shall negotiate in good faith with respect to the assignment of Enhancement Products (to the extent such products are not proprietary to Bank’s credit card business), if any, to Company or its Nominated Purchaser.

(l)                               Upon the Program Purchase Date, Company, as servicer, will notify the three major credit reporting bureaus that the designation on all Accounts purchased shall reflect that such Accounts have been transferred.

(m)                       With respect to the Co-Branded Accounts, Bank will cooperate to transfer any and all right to interchange fees and any dedicated BINs to Company or its Nominated Purchaser as of the Program Purchase Date.

(n)                           Notwithstanding anything to the contrary in this Agreement, if Company exercises its right to purchase or select a Nominated Purchaser to purchase the Program Assets, Company shall have the right to communicate with Cardholders regarding the new credit card program [*]

Section 15.3.                          Rights of Bank if Purchase Option not Exercised.

(a)                           If this Agreement expires or is terminated and (i) Company gives notice that it will not exercise the Purchase Option, or (ii) Company has provided Bank the Purchase Notice but is unable to consummate the purchase of the Program Assets prior to the end of the Purchase Option period, Company shall provide Bank with interim servicing for a period not to exceed [*], except as indicated below in this Section 15.3(a) (the “Company Interim Servicing Period”), commencing as of the Termination Date; provided, however, Bank may request in writing that the Company Interim Servicing Period be for a period of less than [*]; provided, further, that the Company Interim Servicing Period shall terminate upon the conversion of Accounts from Company’s processing system to Bank’s processing system (or a third-party processor designated by Bank) (“Conversion”).  In the event of a termination of this Agreement as a result of a Bank Event of Default of a type described in Section 13.2(c) or (d), the Company Interim Servicing Period shall extend until and end upon Conversion, even if such Conversion occurs after the end of the [*] period referred to above, but in such event, Bank shall agree, at Company’s request, to terminate charging privileges on the Accounts following the Termination Date.

(b)                           During the Company Interim Servicing Period, Company will continue to service the Accounts in accordance with this Agreement (and the provisions of the Agreement providing for such servicing shall survive termination accordingly).  [*]

(c)                            During the Company Interim Servicing Period, Bank shall have the right to convert the Accounts to alternative credit card products, provided that there shall be a single Conversion.  The parties shall coordinate in good faith to implement such conversion, and Company shall provide reasonable assistance to Bank to facilitate such conversion and minimize disruption in connection therewith.

(d)                           During the Company Interim Servicing Period, Bank shall pay Company a monthly servicing fee (or portion thereof) to Company of [*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(e)                            During the Company Interim Servicing Period, Company shall continue to accept the Cards in Company Channels in substantially the same manner as it did at the commencement of the Company Interim Servicing Period.

(f)                             During the Company Interim Servicing Period, [*].

(g)                            During the Company Interim Servicing Period, [*].

[*]

(i)                                     If this Agreement is terminated and (x) Company gives notice that it will not exercise the Purchase Option, or (y) the time period for the Purchase Option expires and Company (or its Nominated Purchaser) is unable to consummate the purchase of the Program Assets, Company shall have no further rights whatsoever in the Program Assets except to the extent of Company ownership of Company Licensed Marks.  In such event, Bank shall have the right to:

[*]

(j)                              Effective as of the end of the Company Interim Servicing Period, Bank shall no longer utilize any of Company Licensed Marks [*]; provided, however, that, subject to Company’s right to approve use of its name in any materials including templates, Bank may continue to use the Company name to identify the Account for billing and collection purposes and as required by Applicable Law.

(k)                           Company and Bank shall mutually agree upon a termination letter to be sent to Cardholders if Company does not purchase the Program Assets.  The failure of Company to purchase the Accounts shall not preclude or limit Company in any way from offering credit cards to Company Guests, including persons who are or were Cardholders, whether through itself, an Affiliate or a third-party issuer, after the Termination Date[*].

(l)                               In the event Company does not purchase the Program Assets, the license to any Company Intellectual Property granted in Section 9.3(a)shall expire on the Termination Date or at the end of the Company Interim Servicing Period, if applicable.

ARTICLE XVI

INDEMNIFICATION

Section 16.1.                          Company Indemnification of Bank.

From and after the Effective Date, Company shall indemnify and hold harmless Bank, its Affiliates, and their respective officers, directors and employees (collectively, the “Bank Indemnified Parties”) from and against and in respect of any and all losses, liabilities, judgments, settlements, awards, defenses, counterclaims, actions, proceedings, interest, penalties, damages,

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

costs and expenses of whatever nature, including reasonable attorneys’ fees and expenses (collectively, “Losses”), which are caused or incurred by, result from, arise out of or relate to:

[*]

Section 16.2.                          Bank’s Indemnification of Company.

From and after the Effective Date, Bank shall indemnify and hold harmless Company, its Affiliates, their respective officers, directors, employees, (collectively, the “Company Indemnified Parties”) from and against and in respect of any and all Losses, which are caused or incurred by, result from, arise out of or relate to:

[*]

Section 16.3.                          Procedures.

(a)                           In case any claim is made, or any suit or action is commenced, against a Bank Indemnified Party or Company Indemnified Party, the party in respect of which indemnification may be sought under this ARTICLE 16 (including for the benefit of its officers, directors or employees claiming by or through any of them) (the “Indemnified Party”) shall promptly give the other party (the “Indemnifying Party”) notice thereof and the Indemnifying Party shall be entitled to participate in the defense thereof and, with prior written notice to the Indemnified Party given not later than twenty (20) days after the delivery of the applicable notice, to assume, at the Indemnifying Party’s expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Party.  After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any attorneys’ fees or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

(b)                           The Indemnified Party shall have the right to employ its own counsel if the Indemnifying Party elects to assume such defense, but the fees and expenses of such counsel shall be at the Indemnified Party’s expense, unless (i) the employment of such counsel has been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has not employed counsel to take charge of the defense within twenty (20) days after delivery of the applicable notice or, having elected to assume such defense, thereafter ceases its defense of such action, or (iii) the Indemnified Party has reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which event attorneys’ fees and expenses shall be borne by the Indemnifying Party.

(c)                            The Indemnifying Party shall promptly notify the Indemnified Party if the Indemnifying Party desires not to assume, or participate in the defense of, any such claim, suit or action.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

(d)                           The Indemnified Party or Indemnifying Party may at any time notify the other of its intention to settle or compromise any claim, suit or action against the Indemnified Party in respect of which payments may be sought by the Indemnified Party hereunder, and (i) the Indemnifying Party may settle or compromise any such claim, suit or action solely for the payment of money damages, but shall not agree to any other settlement or compromise without the prior consent of the Indemnified Party, which consent shall not be unreasonably withheld (it being agreed that any failure of any Indemnified Party to consent to any settlement or compromise involving the imposition of nonmonetary remedies on the Indemnified Parties shall not be deemed to be unreasonably withheld), and (ii) the Indemnified Party may settle or compromise any such claim, suit or action solely for an amount not exceeding one thousand dollars ($1,000), but shall not settle or compromise any other matter without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

Section 16.4.                          Notice and Additional Rights and Limitations.

(a)                           If an Indemnified Party fails to give prompt notice of any claim being made or any suit or action being commenced in respect of which indemnification under this ARTICLE 16 may be sought, such failure shall not limit the liability of the Indemnifying Party; provided, however, that this provision shall not be deemed to limit the Indemnifying Party’s rights to recover for any loss, cost or expense which it can establish resulted from such failure to give prompt notice.

(b)                           This ARTICLE 16 shall govern the obligations of the parties with respect to the subject matter hereof but shall not be deemed to limit the rights which any party might otherwise have at law or in equity.

(c)                            NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLES, OR FOR ANY LOSS OF PROFITS OR REVENUE, REGARDLESS OF WHETHER SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.  THE FOREGOING LIMITATIONS SHALL NOT APPLY TO CLAIMS FOR BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY (WHICH INCLUDES MISUSE OF COMPANY GUEST DATA AND CARDHOLDER DATA), INDEMNIFICATION OR INFRINGEMENT OF THE BANK LICENSED MARKS OR COMPANY LICENSED MARKS.

ARTICLE XVII

MISCELLANEOUS

Section 17.1.                          Precautionary Security Interest.

Company and Bank agree that this Agreement contemplates the extension of credit by Bank to Cardholders and that Company’s submission of Charge Transaction Data to Bank shall

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

constitute assignment by Company of any and all right, title and interest in such Charge Transaction Data and the Cardholder Indebtedness reflected therein.  However, as a precaution in the unlikely event that any person asserts that Article 9 of the UCC applies or may apply to the transactions contemplated hereby, and to secure Company’s payment of and performance of all obligations of Company to Bank, Company hereby grants to Bank a first priority present and continuing security interest in and to all Accounts, all Cardholder Indebtedness, all Account Documentation and all Charge Transaction Data, in each case whether now existing or hereafter created or acquired, together with the proceeds thereof.  In addition, Company agrees to take any reasonable action requested by Bank, at Bank’s expense, to establish the first lien and perfected status of such security interest, and appoints Bank as Company’s attorney-in-fact to take any such action on Company behalf; provided that Bank shall be responsible for preparing any such documentation.

Section 17.2.                          Securitization; Participation.

Bank shall have the right, and nothing herein shall prohibit Bank, from selling, exchanging, securitizing, pledging or participating the Cardholder Indebtedness or any part thereof, by itself or as part of a larger offering, at any time and Bank may provide associated Cardholder Data to a prospective purchaser subject to such prospective purchaser executing a customary confidentiality agreement; provided, however, that (i) such sale, exchange, securitization, pledge or participation shall not affect Company’s rights or Bank’s obligations hereunder, (ii) Company hereby agrees to provide data to support any such sale, exchange, securitization, pledge or participation to the extent such data is available, (iii) Bank shall pay any costs or expenses incurred by Company to support any such sale, exchange, securitization, pledge or participation, and (iv) Bank shall not sell, exchange, securitize, pledge or participate the Cardholder Indebtedness in any manner that would not permit such arrangement to be unwound or not allow for the removal or substitution of Program Assets in order to permit Company to exercise its rights hereunder to purchase the Program Assets pursuant to Section 15.2.  Company agrees to use reasonable efforts without being required to incur any out of pocket costs to provide Bank with such information and to execute and deliver such documents as may be reasonably requested by Bank with respect to any such transaction.

Section 17.3.                          Assignment.

Except as provided in this Section 17.3 or as permitted pursuant to Section 17.2, neither party shall assign this Agreement or any of its rights or obligations hereunder without the prior consent of the other party; provided, however, that either party may, without the prior consent of the other party, assign this Agreement or any of its rights or obligations under this Agreement (the “Assigned Interests”) to a U.S. Affiliate of such party (which Affiliate, in the case of Bank, shall be a U.S. national banking association) only for so long as such Affiliate remains an Affiliate of such party, provided, that (1) (a) such U.S. Affiliate has a long term senior unsecured debt credit rating from Moody’s and Standard & Poor’s (x) in the case of an assignment by Company, equal to or better than any such rating applicable to Target Corporation at the time of such assignment and (y) in the case of an assignment by Bank,  equal to or better than any such rating applicable to Bank Guarantor at the time of such assignment or (b) the original party (or

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

its guarantor) or a U.S. Affiliate of such party with an equal or better credit rating provides a guaranty for such U.S. Affiliate in a form reasonably satisfactory to the other party, and (2) such Affiliate has at least the same capacity to perform its obligations under this Agreement and, immediately after the assignment of the Assigned Interests, the Assigned Interests will be treated for U.S. federal income tax purposes as being owned by a domestic corporation (as defined under Code Section 7701(a)).  Notwithstanding the foregoing, (i) Bank shall notify Company not more than thirty (30) days following the Effective Date of any assignment by Bank which is to be effective prior to the Closing Date; and (ii) Bank shall provide reasonable advance notice, but in no event less than thirty (30) days’ notice, to Company prior to the effective date of any assignment during the Term to enable Company to perform its obligations under this Agreement with respect to the change from Bank to its assignee as owner of the Accounts, the Cardholder Indebtedness, and the Account Documentation.

Section 17.4.                          Sale or Transfer of Accounts.

Except as provided in Section 12.2, Section 17.2 and Section 17.3, Bank shall not sell or transfer the Accounts in whole or in part; provided, however, that Bank may sell or transfer written off Accounts and/or written off Cardholder Indebtedness.  Bank will not transfer the Accounts or the Cardholder Indebtedness to an entity (i) that is treated as a variable interest entity within the meaning of ASC 860 (“VIE”) that has no silos within the meaning of ASC 860 (“Silos”) unless the fair value of Cardholder Indebtedness in the VIE is not, and is not expected to be, equal to or greater than fifty percent (50%) of the fair value of all of the VIE’s assets; (ii) that is treated as a VIE that has Silos unless the fair value of the Cardholder Indebtedness in the Silo is not, and is not expected to be, equal to or greater than fifty percent (50%) of the fair value of all of the VIE Silo’s assets; or (iii) that would be required to be consolidated with Company under GAAP.

Section 17.5.                          Subcontracting.

(a)                           It is understood and agreed that either party may, upon notice to the other party, utilize Affiliates to perform functions in fulfilling its obligations under this Agreement.

(b)                           Either party may use third party subcontractors located in the United States (and who perform the subcontracted services in the United States) to perform functions in fulfilling its obligations hereunder; provided, however, that each party shall (i) identify to the other not less than thirty (30) days after the Effective Date all such subcontractors that are to provide services material to the Program as of the Closing Date and the locations from which they will provide such services and (ii) give the other not less than (30) days prior notice of any new subcontractor that is to provide services material to the Program following the Closing Date and the location from which it will provide such services.  Bank’s approval (which shall not be unreasonably withheld, conditioned or delayed) shall be required for the engagement of any subcontractor to the extent it will perform material functions on behalf of Company in its capacity as servicer.  If Bank does not object in writing within thirty (30) days from the date of such notice, then such non-response shall be deemed acceptance of the subcontractor.  Company’s use of third party subcontractors located outside the United States (or who perform subcontracted services from outside the United States) to perform all or any part of the services performed by Company

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

hereunder shall be subject to the provisions of Section 4.13(b).  Company shall monitor all its subcontractors for compliance with this Agreement.

(c)                            A party utilizing any Affiliate or other Person as provided herein shall be responsible for functions performed by such Affiliates or other Persons to the same extent the party would be responsible if it performed such functions itself.

Section 17.6.                          Amendment.

Except as provided herein, this Agreement may not be amended except by a written instrument signed by Bank and Company.

Section 17.7.                          Non-Waiver.

No delay by a party hereto in exercising any of its rights hereunder, or partial or single exercise of such rights, shall operate as a waiver of that or any other right.  The exercise of one or more of a party’s rights hereunder shall not be a waiver of, or preclude the exercise of, any rights or remedies available to such party under this Agreement or in law or at equity.

Section 17.8.                          Severability.

If any provision of this Agreement is held to be invalid, void or unenforceable, all other provisions shall remain valid and be enforced and construed as if such invalid provision were never a part of this Agreement.

Section 17.9.                          Governing Law.

(a)                           This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of New York, without regard to internal principles of conflict of laws, and applicable federal law.

Section 17.10.                   Captions.

Captions of the articles and sections of this Agreement are for convenient reference only and are not intended as a summary of such articles or sections and do not affect, limit, modify or construe the contents thereof.

Section 17.11.                   Notices.

Any notice, approval, acceptance or consent required or permitted under this Agreement shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or, if sent by United States registered or certified mail, with postage prepaid, or by a nationally recognized overnight delivery service, when received, addressed as set forth below; provided, however, that approvals and consents with respect to the administrative management of the Program may be provided by e-mail to both the Program Manager and, if applicable, the appropriate subject matter manager (e.g., Collections Manager, Compliance Manager, Risk

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Manager).  For the avoidance of doubt, any amendments to this Agreement shall be made solely pursuant to the provisions of Section 17.6.

If to Company:	Target Corporation
Financial and Retail Services
3701 Wayzata Blvd.
Minneapolis, MN 55416
Attn: President, FRS

With a copy to (which copy shall not constitute notice):	Target Corporation Financial and Retail Services
3701 Wayzata Blvd.
Minneapolis, MN 55416
Attn: General Counsel, FRS

If to Bank:	TD Bank USA, N.A.
1701 Bank USA, N.A.
Cherry Hill, Camden NJ 08034
Attn: Group Head

With a copy to (which copy shall not constitute notice):	The Toronto-Dominion Bank 66 Wellington Street West, TD Tower
Toronto, Ontario, Canada M5K 1A2
Attn: General Counsel

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn: Maripat Alpuche, Esq.

Section 17.12.                   Further Assurances.

Company and Bank agree to produce or execute such other documents or agreements as may be reasonably necessary or desirable for the execution and implementation of this Agreement and the consummation of the transactions specified herein and to take all such further action as the other party may reasonably request in order to give evidence to the consummation of the transactions specified herein.

Section 17.13.                   No Joint Venture.

For all purposes, including federal and state tax purposes, nothing contained in this Agreement shall be deemed or construed by the parties or any third party to create a partnership, joint venture or of any association between Company and Bank, and no act of either party shall be deemed to create any such relationship.  Company and Bank each agree to such further

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

actions as the other may reasonably request to evidence and affirm the non-existence of any such relationship.

Section 17.14.                   Press Releases.

Except for any notice or filing which is required by Applicable Law or stock exchange rules or regulations, Company and Bank shall mutually agree on the content, timing and distribution of a press release announcing the execution of this Agreement.  Thereafter, except as required by Applicable Law or stock exchange rules, neither party may issue any press releases, announcements, or similar materials of a public or promotional nature regarding the subject matter of this Agreement without first obtaining the other party’s permission, which may be withheld in such party’s sole discretion.  In the event any notice, filing, press release or other announcement required by Applicable Law or stock exchange rules would include disclosure of this Agreement or the terms and conditions hereof, then, for a period of two (2) years from the Effective Date, the party subject to the Applicable Law or stock exchange rules shall consult with the other party regarding the proposed disclosure prior to disclosure to the extent practicable, but shall not be required to obtain the other party’s prior consent (and after such consultation, no further consultation shall be required for any future disclosure the contents of which are substantially the same as the disclosure for which consultation was sought).  With respect to any publications prepared solely by and for the employees of such party or its Affiliates, each party shall consult with the other party to the extent practicable, but shall not be required to obtain the other party’s prior consent.

[*]

Section 17.16.                   Third Parties.

There are no third-party beneficiaries to this Agreement except that the Bank Indemnified Parties and Company Indemnified Parties are intended third party beneficiaries of ARTICLE 16.  Except as provided in the preceding sentence, the parties do not intend:  (a) the benefits of this Agreement to inure to any third party; or (b) any rights, claims or causes of action against a party to be created in favor of any person or entity other than the other party.

Section 17.17.                   Force Majeure.

If performance of any service or obligation under this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, utility or communication failures, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo or any law, order, proclamation, regulation, ordinance, demand or requirement having legal effect of any government or any judicial authority or representative of any such government, or any other act whatsoever, whether similar or dissimilar to those referred to in this clause, which are beyond the reasonable control of a party and could not have been prevented by reasonable precautions (each, a “Force Majeure Event”), then such party shall be excused from such performance to the extent of and during the period of such Force Majeure Event.  A party excused from performance pursuant to this Section shall give the other party prompt written notice of the occurrence of such

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Force Majeure Event and shall exercise all reasonable efforts to continue to perform its obligations hereunder.

For greater certainty, each party’s obligations under this Agreement include the obligation to maintain continuous provision of services by the implementation of a disaster recovery and business continuity plan as provided in Section 4.16, and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to so perform except that nothing herein shall obligate either party to settle a strike or other labor dispute when it does not wish to do so.  To the extent that either party is unable to maintain continuity of the services through such Force Majeure, it will make commercially reasonable efforts to procure an alternate source of the services in order to fulfill its obligations hereunder at its own cost.

Section 17.18.                   Entire Agreement.

This Agreement, together with the Schedules hereto which are expressly incorporated herein by reference and the Purchase Agreement, supersedes any other agreement, whether written or oral, that may have been made or entered into by Company and Bank (or by any officer or employee of either of such parties) relating to the matters specified herein, and constitutes the entire agreement by the parties related to the matters specified herein or therein.

Section 17.19.                   Binding Effect; Effectiveness.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers.  It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the other.

Section 17.20.                   Counterparts/Facsimiles/PDF E-Mails.

This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.  Any facsimile or PDF e-mailed version of an executed counterpart shall be deemed an original.

Section 17.21.                   Waiver of Jury Trial.

Each party hereby waives all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

Section 17.22.                   Coordination of Consent.

With respect to any consent or approval to be given by Company, Target Corporation may give consents or approvals on behalf of Company and Bank shall be entitled to rely on any such consent or approval of Target Corporation acting on behalf of Company.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Section 17.23.                   Survival.

Upon the expiration or termination of this Agreement, the parties shall have the rights and remedies described herein.  As of the Termination Date, all obligations of the parties under this Agreement shall cease, except that (a) in the event of termination prior to the Closing Date, the obligations of the parties pursuant to Section 6.4 (Cardholder Data Security), ARTICLE XI (Confidentiality), ARTICLE XVII (Miscellaneous), other than Sections 17.2, 17.4 and 17.5 thereof, and any other provision stated by its terms to survive, shall survive the termination of this Agreement; and (b) in the event of termination following the Closing Date, the obligations of the parties pursuant to Section 4.15 (Audits; Regulatory Examinations) and 4.17 (Effectiveness of Controls) shall survive until the document retention obligations of Section 4.15 cease to be in effect; Section 3.7 (Firewalls), ARTICLE VI (Cardholder and Customer Information), Section 7.3 (Bank’s Right to Charge Back), ARTICLE IX (Licensing of Trademarks; Intellectual Property), ARTICLE XI (Confidentiality), ARTICLE XV (Effects of Termination), ARTICLE XVI (Indemnification), ARTICLE XVII (Miscellaneous), other than Sections 17.2, 17.4 and 17.5 thereof, and any other provision stated by its terms to survive, shall survive the termination of this Agreement.  [*]

[SIGNATURE PAGE FOLLOWS]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

TARGET CORPORATION

By:	/s/ John J. Mulligan
John J. Mulligan
Executive Vice President and Chief Financial Officer

TARGET ENTERPRISE, INC.

By:	/s/ Aaron E. Alt
Aaron E. Alt
Vice President and Treasurer

SIGNATURE PAGE TO CREDIT CARD PROGRAM AGREEMENT

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

TD BANK USA, N.A.

By:	/s/ Stephen Boyle
	Name:	Stephen Boyle
	Title:	Chief Financial Officer

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

FINAL VERSION

CREDIT CARD PROGRAM AGREEMENT

List of Schedules

Schedule A	Bank Licensed Marks
Schedule B	Company Licensed Marks
Schedule 2.1(b)	Launch Plan
Schedule 2.3(a)	New Account Terms
Schedule 2.3(b)	Purchased Account Terms Changes
Schedule 3.2(b)	Key Program Management Resources
Schedule 3.4	Prohibited Practices
Schedule 3.6(a)	Modifications to the Compliance Practices
Schedule 3.7(a)	Competing Retailers
Schedule 4.5(b)	Modifications to the Risk Management Policies
Schedule 4.9(b)	Modifications to the Collections Policies
Schedule 4.11	Reports
Schedule 4.13(a)	Service Level Standards
Schedule 4.13(b)	Non-U.S. Servicing Locations
Schedule 4.13(g)	Insurance Coverage
Schedule 4.14(c)	[*]
Schedule 4.19(d)(i)	Systems Interfaces
Schedule 6.2(b)	Program Privacy Policy
Schedule 6.4	Information Security and Business Continuity Requirements
Schedule 7.1(c)	Authorization for Private Label Accounts
Schedule 7.2(b)	Settlement
Schedule 8.1	Compensation Terms
Schedule 10.1(j)	Material Contracts and Agreements
Schedule 14.3(c)	[*]
Schedule 15.2(g)	Appraisal Assumptions

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE A

Bank Licensed Marks

TD SHIELD Design (Black & White)

TD SHIELD Design (Colour)

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE B

Company Licensed Marks

TARGET

BULLSEYE DESIGN

REDcard

TARGET CREDIT CARD

SAFETYNET

TAKE CHARGE OF EDUCATION®

TARGET PHARMACY®

TARGET REWARDS®

CITY TARGET

PFRESH

5% AND BULLSEYE DESIGN

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 2.1(b)

Launch Plan

The Launch plan will include, at a minimum, the following elements:

•                        Agreement among executive leadership on overall transition / project approach, objectives, milestones, constraints, tasks, and required progress reports

•                        Assignment by Company and Bank of teams and team leads each with tasked project management responsibilities

•                        Working meetings among the Company and Bank teams to aim to agree to project management milestones and tasks by functional areas

•                        Changes to customer disclosures, risk management policies (Schedule 4.5(b)), compliance policies/practices (Schedule 3.6(a)), collections policies (Schedule 4.9(b)), service level reporting (Schedule 4.13(a))

•                        Establishment of data feeds per Schedule 4.19(d)(i)

•                        Establishment of settlement procedures & accounting procedures related to the Program Agreement per Schedule 7.2(b)

•                        Coordination of all agreed upon changes that impact Company Channels

•                        Critical milestones to achieving transaction closing

•                        Employee engagement & communication activities

•                        Key processes for overall program governance post close

•                        Establish interim business performance reporting and forecasts & benchmarks for the business

•                        Other items that facilitate closing the transaction, achieving the Bank’s regulatory requirements and both the Company’s & Bank’s business objectives

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 2.3(a)

New Account Terms(1)

TERM	CREDIT CARD
Purchase APR

The APR for purchases is a variable rate and is determined by adding to the Prime Rate a margin of 19.65%.

The “Prime Rate” means the highest U.S. Prime Rate published in the “Money Rates” section of The Wall Street Journal. For each billing period we look at the Prime Rate on the last business day of the previous calendar month. Any change in the APR and corresponding DPR will take effect on the first day of the billing period.

Minimum Payment Due

The Cardholder’s minimum monthly payment will be the greater of (i) $25.00; or (ii) the sum of the following: 1% of the new balance (rounded to the next higher whole dollar amount), any interest charges, any returned payment fees, and any late payment fees.

The minimum payment due may be rounded to the next higher whole dollar amount. If there is an amount past due, that amount will be included in your minimum payment due. If the new balance is less than $25.00, the Minimum Payment due will be the entire new balance.

Minimum Finance Charge	$1

Balance Computation	Daily Balance

Grace Period

Cardholders will have a payment due date that is at least 25 days after the close of each Billing Cycle.

If the Cardholder paid the new balance that was shown on the previous billing statement by the payment due date on that Billing Statement, then (1) Bank will not impose interest charges on purchases during the current Billing Cycle if the Cardholder pays

(1)           In addition, New Account Terms will include the changes reflected in Schedule 2.3(b).

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

TERM	CREDIT CARD

the new balance shown on the current Billing Statement by the payment due date on that Billing Statement, and (2) Bank will credit any payment (to the extent the payment is applied to purchases) as of the first day in the current Billing Cycle if the Cardholder makes a payment by the payment due date that is less than the current Billing Cycle’s new balance.

If a new balance was shown on the Cardholder’s previous Billing Statement and the Cardholder did not pay the new balance by the payment due date on that Billing Statement, then Bank will not impose interest charges on any purchases during the current Billing Cycle if the Cardholder pays the new balance shown on the current Billing Statement by the payment due date on that Billing Statement.

Bank will not change the grace period and interest charge calculation practices currently in effect.

Annual Fee	None

Late Payment Fee

$25.00 when any amount due remains unpaid after the payment due date. Any subsequent late payment fees will be $35.00 until the Cardholder makes the required minimum payment due by the payment due date for six consecutive Billing Cycles. In any event, the late payment fee will not be greater than the minimum payment due for the Billing Cycle for which the payment was late.

Returned Payment Fee

$25.00 each time any check or other payment order (including an electronic payment) is not honored by a depository institution. In any event, the returned payment fee will not be greater than the minimum payment due that was due immediately prior to the date the payment was returned to Bank.

Expedited Delivery Fee	The cost of delivery imposed on Bank, by third parties, to expedite the delivery of a replacement card will be charged to the Cardholder.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

TERM	CREDIT CARD
Documentation Reproduction Fee	Up to $2.00 for each document; there will be no charge for duplicate documents reproduced in connection with a billing error notice.

Phone Payment Fees

Each time a Cardholder requests over the phone through a customer service representative to make a payment to such Cardholder’s Account a fee may be charged for such service. If a fee will be charged for this service, the amount of the fee will be disclosed to the Cardholder before the Cardholder authorizes the Phone Payment transaction.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 2.3(b)

Purchased Account Term Changes[*]

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 3.2(b)

Key Program Management Resources

Functional Area	Bank Resource	Company Resource
Program Manager	EVP, Portfolio Relationship Executive	Director, Bank Program Management
Risk Manager	Head of Risk Management, Target Program	Director, FRS Business Intelligence
Compliance Manager	Head of Controls, Target Program	Director, FRS Controller
Collections Manager	Head of Collections and Fraud, Target Program	Director, Collections

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 3.4

Prohibited Practices

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 3.6(a)

Modifications to the Compliance Practices

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 3.7(a)

Competing Retailers

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 4.5(b)

Modifications to the Risk Management Policies

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 4.9(b)

Modifications to the Collections Policies

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 4.11

Reports

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 4.13(a)

Service Levels Standards

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 4.13(b)

Non-U.S. Servicing Locations

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 4.13(g)

Insurance Coverage

1.              Each party shall maintain, or shall cause to be maintained on its behalf, in full force and effect, from the date of this Agreement through the date that is [*] after expiration or termination of this Agreement [*] insurance of the following kinds and amounts and meeting such other requirements as set forth below.

a.             Workers’ Compensation and Employer’s Liability Insurance.

Workers’ compensation insurance, affording statutory coverage and containing statutory limits for the state(s) in which each party is conducting business related to this Agreement, and employer’s liability insurance in the amount of $[*] per accident for bodily injury, $[*] per employee for bodily injury by disease, and $[*] policy limit for bodily injury by disease.

b.             Commercial General Liability Insurance.

Commercial general liability (“CGL”) insurance with minimum limits of coverage of not less than $[*] per occurrence for bodily injury and property damage which must include the following coverages: products and completed operations, contractual liability for liabilities assumed by each party under this Agreement, personal and advertising injury liability, and property in the care, custody or control of each party.  Each party’s CGL insurance must: (i) designate the other party as an additional insured; (ii) provide for a severability of interests and (iii) be primary and shall be required to respond to and pay prior to any other available coverage to the other party.

c.             Automobile Liability Insurance.

Automobile liability insurance (including coverage for owned, hired and non-owned vehicles) with minimum limits of not less than $[*] per occurrence combined single limit for personal injury, including bodily injury, death and property damage.

d.             Professional Liability Insurance.

Professional liability insurance with minimum limits of not less than $[*] per occurrence (or, if applicable, per claim) and in the aggregate.

e.             Crime and Fidelity Insurance.

Crime and fidelity insurance with minimum limits of not less than $[*] per occurrence (or, if applicable, per claim) and in the aggregate. This requirement may be fulfilled via a financial institution bond.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

f.             Commercial Property Insurance.

Commercial property insurance with extra expense coverage.

g.             Network Security/Privacy Liability Insurance.

Network security/privacy liability Insurance with a minimum limit per event of $[*]. Such insurance shall contain coverage for claims arising from unauthorized/exceeded access to systems/data including, without limitation, unauthorized access, unauthorized use, virus transmission, denial of service, personal injury, failure to protect, or wrongful disclosure of confidential or sensitive (personally identifiable) information.

2.              General Insurance Requirements.

a.                                      Insurer Stability and Size.

Each party shall procure or maintain, or shall cause to be procured or maintained on its behalf, all coverage required under this Schedule from a company or companies possessing an A.M. Best rating of [*].

b.             Insurer Qualification.

Each party shall obtain or maintain all coverage required under this Schedule from a company or companies that are authorized to do business under the laws of the state(s) in which each party is conducting business related to this Agreement.

c.             Occurrence Basis/Claims Made Basis.

All coverage required under this Schedule must be written on an occurrence basis, except that the professional liability insurance, the crime and fidelity insurance and the network security/privacy liability insurance may be written on a claims made basis.

c.                                       Certificate of Insurance.

Each party shall provide the other party with a certificate(s) of insurance evidencing the required coverage concurrently with the execution of this Agreement and upon each renewal of such policies and otherwise upon written request of the other party (which requests may occur no more frequently than would be reasonable).  Each party is required to provide the other party with at least [*] advance written notice of any material change or cancellation of such policies, with the exception that each party is required to provide the other party with at least [*] advance written notice for any nonpayment of premiums.

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

3.              Subcontractors and other Service Providers.

To the extent that a party hires subcontractors and other service providers, such party shall ensure that the subcontractors and other service providers maintain in full force and effect insurance that is reasonably commensurate with the risk posed by the function being performed by such subcontractor or service provider, as the case may be.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 4.14(c)

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 4.19(d)(i)

Systems Interfaces

[*]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 6.2(b)

Program Privacy Policy

FACTS	WHAT DO TD BANK, N.A. AND TD BANK USA, N.A. (“TD BANK”) DO WITH YOUR TARGET VISA CREDIT CARD OR TARGET CREDIT CARD (“TARGET CARD”) PERSONAL INFORMATION?

Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

• social security number and income

• account balances and payment history

• credit history and credit scores

• account transactions

How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons TD Bank chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does TD Bank share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes— to offer our products and services to you	Yes	No
For joint marketing with other financial companies	Yes	No
For our affiliates’ everyday business purposes— information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes— information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For nonaffiliates, other than Target and its affiliates, to market to you	Yes	Yes
For Target and its affiliates to market to you	Yes	Yes*

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

To limit our sharing

Call toll-free at 1-800-968-4001—our menu will prompt you through your choice(s).

Please note:

If you are a new customer and where you can prohibit our sharing, we may begin sharing your information 30 days from the date we send this notice. When you are no longer our customer, we can continue to share your information as described in this notice.

However, you can contact us at any time to limit our sharing.

*Please remember that as permitted by law, we share information about you with Target in connection with maintaining and servicing your account. Federal law does not give you the right to limit such sharing.

Questions?	Call toll-free at 1-888-755-5856

Who we are

Who is providing this notice?

This notice is provided by TD Bank, N.A. and TD Bank USA, N.A. solely with respect to your Target Card. This notice applies only to your Target Card account issued by TD Bank and does not apply to any other accounts you have with TD Bank or its affiliates.

What we do

How does TD Bank protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does TD Bank collect my personal information?

We collect your personal information, for example, when you:

•      open an account or give us your contact information

•      use your credit card

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

•      sharing for affiliates’ everyday business purposes—information about your creditworthiness
- TD Bank does not share this type of information with its affiliates

•      sharing for our affiliates to market to you
- TD Bank does not share information for its affiliates to market to you

•      sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Definitions

Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies.
- TD Bank’s affiliates include those companies that control, are controlled by or under common control with TD Bank US Holding Company or The Toronto-Dominion Bank.

- Target’s affiliates include those companies that control, are controlled by or under common control with Target Corporation, including Target Stores and Web sites, Target Bank, and Target Commercial Interiors.

Non-affiliates

Companies not related by common ownership or control. They can be financial and nonfinancial companies.
- Nonaffiliates we share with may include vendors of products and services that  you have purchased, or that we believe will be of interest to you, financial service providers or non-profit organizations

Joint marketing

A formal agreement between nonaffiliated financial companies that together market financial products or services to you.
- Our joint marketing partners may include other banks, investment firms or  insurance companies

Other important information

California and Vermont Residents: We only share information with third parties as permitted by your state’s law.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 6.4

Information Security and Business Continuity Requirements

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[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 7.1(c)

Authorization for Private Label Accounts

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[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 7.2(b)

Daily Settlement

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[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 8.1

Compensation Terms

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[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 10.1(j)

Cardholder Service Contracts and Agreements

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[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 14.3(c)

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[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

SCHEDULE 15.2(g)

Appraisal Assumptions

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[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.